                                                                    EXHIBIT 10.2


                            JOINT VENTURE AGREEMENT



                                    BETWEEN



                              ST. JOHN KNITS, INC.



                                      AND



                        COMMERCIAL DEVELOPMENT CO., LTD.



                                 JULY 17, 1997

                                     INDEX
                                     -----

SECTION 1.  DEFINITIONS.......................    1

SECTION 2.  REPORTS TO THE JAPANESE GOVERNMENT    3

SECTION 3.  FORMATION OF NEWCO................    4

SECTION 4.  CORPORATE PURPOSES OF NEWCO.......    6

SECTION 5.  ASSOCIATED AGREEMENTS.............    6

SECTION 6.  SHAREHOLDERS......................    7

SECTION 7.  MANAGEMENT OF NEWCO...............    8

SECTION 8.  FINANCING.........................   12

SECTION 9.  TRANSFERS OF SHARES...............   14

SECTION 10. PERFORMANCE OF THIS AGREEMENT AND
            ASSOCIATED AGREEMENTS.............   14

SECTION 11. DIVIDENDS.........................   15

SECTION 12. TAXES.............................   15

SECTION 13. CONFIDENTIALITY OF INFORMATION....   15

SECTION 14. TERM AND TERMINATION..............   17

SECTION 15. JURISDICTION; ATTORNEY'S FEES.....   19

SECTION 16. INTERPRETATION....................   20

SECTION 17. MISCELLANEOUS.....................   21

Exhibit I      Articles of Incorporation of NEWCO
Exhibit II     License and Distribution Agreement
Exhibit III    Transition Services Agreement
Exhibit IV     CDC License Agreement
Exhibit V      CDC Distribution Agreement
Exhibit VI     Trademark Transfer Agreement

                            JOINT VENTURE AGREEMENT
                            -----------------------


     THIS AGREEMENT entered into this 17th day of July, 1997 by and between ST. JOHN KNITS, INC., a corporation organized and existing under the laws of the State of California, United States of America, with its head office at 17422 Derian Avenue, Irvine, California, 92614, United States of America (hereinafter referred to as "ST. JOHN"), and COMMERCIAL DEVELOPMENT CO., LTD., a company organized and existing under the laws of Japan, with its head office at Imperial Tower 9F, 1-1-1 Uchisaiwai-cho, Chiyoda-ku, Tokyo 100 Japan (hereinafter referred to as "CDC").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS ST. JOHN and its Affiliates (as defined below) manufacture, distribute and sell fashion apparel, accessories, footwear and fragrances;

     WHEREAS CDC, through its business division known as Best International, is engaged in the distribution and sale of fashion apparel and accessories, including the distribution and sale of certain ST. JOHN products in Japan;

     WHEREAS ST. JOHN and CDC wish to establish a Japanese limited liability stock company, to be called St. John Kabushiki Kaisha, and in English translation St. John Co., Ltd. (hereinafter referred to as "NEWCO"), to engage in the importing, marketing, selling and distributing of certain ST. JOHN products in Japan in the manner set forth and as limited hereinbelow;

     WHEREAS CDC and ST. JOHN have agreed upon a budget and business plan for NEWCO for the initial period of its operation; and

     WHEREAS the parties hereto wish to participate in the ownership and operation of NEWCO in accordance with the terms and conditions of this Agreement.

     NOW THEREFORE, CDC and ST. JOHN hereby set forth their agreement as follows:


SECTION 1.  DEFINITIONS

     For the purposes of this Agreement, the following words and expressions shall, unless the context requires otherwise, have the meanings set out below:

     1.1  "Affiliate"
           ---------

     Any Person which, directly or indirectly, owns, is owned by, or is under the common ownership with any other Person to the extent of greater than fifty percent

(50%) of the stock or other equity interest or securities entitled to vote (regardless of whether or not conversion or any other act is necessary) or otherwise directs the affairs of such Person. For the purpose of this definition, ownership shall refer to either legal or beneficial ownership.

     1.2  "Affiliate Group Member"
           ----------------------

     Any Person who, during the term hereof, (i) wholly owns or is wholly owned by, directly or indirectly, ST. JOHN or CDC, or (ii) succeeds, by merger or other transaction, to all or substantially all of the assets of ST. JOHN or CDC.

     1.3  "Associated Agreements"
           ---------------------

     Those agreements related to this Agreement which are to be entered into between any two or more of NEWCO, CDC or ST. JOHN, as more fully described in
Section 5 hereof.

     1.4  "Board of Directors"
           ------------------

     The board of directors of NEWCO.

     1.5  "Change of Control"
           -----------------

     The acquisition of a majority of the voting securities or assets of a Party by a Person (other than the Parties) or group of such Persons joined together for the purpose of such acquisition.

     1.6  "Effective Date"
           --------------

     The date upon which this Agreement is executed.

     1.7  "License and Distribution Agreement"
           ----------------------------------

     That license and distribution agreement between NEWCO and ST. JOHN as more specifically defined in Section 5.1(a) hereof.

     1.8  "NEWCO"
           -----

     The limited liability stock company (kabushiki kaisha) to be incorporated
                                          ----------------
under the laws of Japan by the Parties in the manner provided in Section 3 hereof and to be named "St. John Kabushiki Kaisha," and in English translation "St. John Co., Ltd.," upon formation.

     1.9  "NEWCO Products"
           --------------

     NEWCO Products shall be those products defined in Section 1.3 of the License and Distribution Agreement.

     1.10  "Ownership Percentage"
            --------------------

     For each Party, the percentage of all Shares which are owned by that Party as of a particular date.

     1.11  "Party"
            -----

     As used singly or plurally shall mean either or both of the parties to this Agreement, as the context may require, including any successors and assigns.

     1.12 "Person"
           ------

     Any corporation, other juridical entity, partnership or other business enterprise, including, without limitation, CDC, ST. JOHN and their Affiliates.

     1.13 "Shares"
           ------

     Those shares of Common Stock which are to be issued by NEWCO to the Parties in exchange for their respective contributions which are to be made pursuant to
Section 3 hereof, as well as any additional shares of the capital stock of NEWCO which may be issued from time to time.


SECTION 2.  REPORTS TO THE JAPANESE GOVERNMENT

     2.1  Report on the Acquisition of Shares by ST. JOHN
          -----------------------------------------------

     Within fifteen (15) days after its acquisition of Shares, ST. JOHN shall, if so required, file with the appropriate authorities of the government of Japan a report under the Foreign Exchange and Foreign Trade Control Law (Law No. 228 of 1949, as amended) on the acquisition by ST. JOHN of Shares, or take such other actions as may be required under such law.

     2.2  "AML" Report
          ------------

     CDC shall, if so required, file a report pertaining to this Agreement with the Fair Trade Commission of Japan under the Law Concerning the Prohibition of Private Monopoly and the Preservation of Fair Trade (Law No. 54 of 1947, as amended).

SECTION 3.  FORMATION OF NEWCO

     3.1  Organization and Registration
          -----------------------------

     CDC and ST. JOHN shall cause NEWCO to be organized and registered under the laws of Japan, and the date upon which NEWCO shall actually be registered and become legally incorporated shall hereinafter be referred to as the "Incorporation Date." The registered head office of NEWCO shall be located in Tokyo, Japan. The Parties shall closely cooperate and consult with each other with respect to the procedures and particulars of the organization and registration of NEWCO, with CDC actually carrying out the necessary procedures.

     3.2  Initial Articles of Incorporation of NEWCO
          ------------------------------------------

     The Parties shall cause NEWCO to adopt Articles of Incorporation (hereinafter referred to as the "Articles of Incorporation") under the applicable laws of Japan substantially in the form annexed hereto and marked
Exhibit I.

     3.3  Certain Actions in Connection with the Formation of NEWCO
          ---------------------------------------------------------

     ST. JOHN shall designate the date upon which NEWCO will commence business (the "Commencement Date"), which date shall be as soon as practicable following the Incorporation Date. ST. JOHN and CDC agree to consummate the following transactions in order to facilitate the formation of NEWCO:

     (a) CDC shall use its best efforts to assist St. John to effect the registration in Japan of the Marie Gray trademark listed in Schedule A to the License and Distribution Agreement prior to, or as soon as practicable following, the Commencement Date, for the benefit of and in the name of ST. JOHN, and ST. JOHN and CDC shall bear equally any costs and expenses related thereto.

     (b) On the Commencement Date, CDC shall transfer to NEWCO all unsold inventory in CDC's possession consisting of ST. JOHN products on consignment to department store concession boutiques. The Parties agree that (i) Arthur Andersen & Co. shall perform an audit of such inventory, or (ii) such other method of verification of such inventory as is acceptable to ST. JOHN shall be conducted, in either case as soon as practicable following the Commencement Date. Upon completion of such audit or other method of verification, NEWCO shall pay to CDC as the purchase price for such inventory fifty percent (50%) of CDC's original purchase price thereof, as determined by said audit or other method of verification. The Parties acknowledge that this Section 3.3(b) does not apply to any ST. JOHN products held in or for CDC's retail stores in the Imperial Hotel and the Hotel New Otani in Tokyo (the "CDC Stores"), and that CDC shall be free to sell such products for its own account following the Commencement Date. The Parties agree that the cost of such audit or other method of verification shall be borne be NEWCO.

     (c) On the Commencement Date, the Parties agree to cause NEWCO to purchase from ST. JOHN its initial inventory under the terms of the License and Distribution Agreement.

     (d) CDC shall transfer to NEWCO certain incidental office equipment as shall be mutually agreed to by the Parties.

     3.4  Initial Total Paid-In Capital of NEWCO
          --------------------------------------

     At the time of the organization and registration of NEWCO pursuant to
Section 3.1 hereof, NEWCO shall have an initial paid-in capital of one hundred fifteen million Japanese Yen ((Yen)115,000,000) represented by two thousand three hundred (2,300) common voting shares with a par value of fifty thousand Japanese Yen ((Yen)50,000) each ("Common Stock").

     3.5  Capital Contributions by CDC and ST. JOHN
          -----------------------------------------

     (a) Of the initial paid-in capital of NEWCO, CDC shall contribute in cash the sum of fifty-six million three hundred fifty thousand Japanese Yen ((Yen)56,350,000) in exchange for the issuance by NEWCO of one thousand one hundred twenty-seven (1,127) Shares of Common Stock of NEWCO.

     (b) Of the initial paid-in capital of NEWCO, ST. JOHN shall contribute in cash the sum of fifty-eight million six hundred fifty thousand Japanese Yen ((Yen)58,650,000) in exchange for the issuance by NEWCO of one thousand one hundred seventy-three (1,173) Shares of Common Stock of NEWCO.

     (c) The Ownership Percentage of each Party as of the Incorporation Date shall be as follows:

          CDC:      49.0%
          ST. JOHN: 51.0%

     (d) The Shares shall bear the following legend:

          "The transfer of these shares shall be subject to the approval of the Board of Directors of the Company."

     3.6  Formation Costs and Business Preparation Expenses
          -------------------------------------------------

     All costs and expenses of the formation of NEWCO shall, to the extent the same are not incurred or assumed by NEWCO, be borne by ST. JOHN and CDC in proportion to each Party's respective Ownership Percentage, provided, however, that all attorney's fees incurred by either Party with respect to their respective counsel pursuant to such formation shall be borne by such Party.

     3.7  No Other Assets/Liabilities
          ---------------------------

     (a) Except as specifically provided herein, NEWCO shall not acquire, assume or succeed to any assets (including accounts receivable), liabilities, obligations or commitments of CDC arising in connection with the distribution by CDC of ST. JOHN products in the Territory prior to the Commencement Date;

     (b) ST. JOHN shall have no rights with respect to the accounts receivable described in (a) above; and

     (c) CDC shall indemnify and hold NEWCO and ST. JOHN harmless from and against any and all liabilities, obligations and commitments described in (a) above.


SECTION 4.  CORPORATE PURPOSES OF NEWCO

     The corporate purposes of NEWCO shall be substantially (i) to import, market, sell and distribute the NEWCO Products, subject to the License and Distribution Agreement, and (ii) to carry out such other business listed in
Article 2 (Corporate Purposes) of the Articles of Incorporation.


SECTION 5.  ASSOCIATED AGREEMENTS

     5.1  Associated Agreements
          ---------------------

     On the Commencement Date, the Parties shall execute, and shall cause NEWCO to execute, the following agreements:

     (a) a license and distribution agreement between ST. JOHN and NEWCO (the "License and Distribution Agreement"), substantially in the form of
          Exhibit II hereto.

     (b) a transition services agreement among NEWCO, ST. JOHN and CDC (the "Transition Services Agreement"), substantially in the form of Exhibit III hereto.

     (c) a license agreement among NEWCO, ST. JOHN and CDC, substantially in the form of Exhibit IV hereto.

     (d) a distribution agreement between NEWCO and CDC (the "CDC Distribution Agreement"), substantially in the form of Exhibit V hereto.

     (e) a trademark transfer agreement between ST. JOHN and CDC substantially in the form of Exhibit VI hereto.


SECTION 6.  SHAREHOLDERS

     6.1  Meetings of the Shareholders
          ----------------------------

     General meetings of shareholders of NEWCO shall be convened in accordance with the Articles of Incorporation.

     6.2  Voting
          ------

     Each shareholder shall be entitled to one vote for each share in NEWCO held by such shareholder. Unless otherwise provided for by law or the Articles of Incorporation, all decisions of the shareholders shall require the majority vote of the shares cast at a duly called meeting at which a quorum is present.

     6.3  Minutes of Shareholders Meetings
          --------------------------------

     The minutes of the shareholders meetings shall be recorded and administered as provided in the Articles of Incorporation.

     6.4  Actions to be Determined by ST. JOHN
          ------------------------------------

     CDC agrees to vote its Shares in concurrence with the vote of ST. JOHN concerning any matter for which a resolution of the shareholders of NEWCO is required and for which applicable law requires that such resolution be adopted by more than a simple majority vote; provided, however, that

     (i) in the event of the dissolution of, or the sale of all or substantially all of the business of NEWCO, ST. JOHN shall enter into appropriate distribution and licensing arrangements with CDC to permit CDC to continue to purchase ST. JOHN products for sale under the "Marie Gray" name at the CDC Stores at the Distributor Price (as defined in Section 1.3 of the CDC Distribution Agreement) and otherwise on substantially the same terms and conditions as may be in effect on the date of such dissolution or sale, for a period of two years from the date of such dissolution or sale;

     (ii) in the event of the dissolution of NEWCO, notwithstanding anything to the contrary contained herein or in the Associated Agreements, the assets of NEWCO at the time of dissolution shall reflect the fair market value of NEWCO's rights under the Associated Agreements for the remainder of the terms thereof, assuming no renewals; and

     (iii) ST. JOHN shall obtain CDC's consent, which consent shall not be unreasonably withheld, with respect to any vote to approve (x) the indemnification by NEWCO of any of its directors or officers; (y) the issuance by NEWCO of any equity securities at less than fair market value; and (z) any decrease of the capital (shihonkin) of NEWCO.

     6.5  Affiliate Transactions
          ----------------------

     ST. JOHN and CDC shall discuss in good faith the contemplated execution or amendment of any contract, agreement or arrangement between NEWCO and either Party, any Affiliate of a Party, or any director, officer or employee thereof. Such execution or amendment shall be with the consent of both Parties, such consent not to be unreasonably withheld.


SECTION 7.  MANAGEMENT OF NEWCO

     7.1  The Board of Directors of NEWCO
          -------------------------------

     Except as otherwise required by mandatory provisions of law or as provided for in the Articles of Incorporation, responsibility for the management, direction and control of NEWCO shall be vested in the Board of Directors. The Articles of Incorporation shall provide initially for the election of seven (7) directors of NEWCO.

     7.2  Election of Directors
          ---------------------

     (a)  The following individuals shall be elected as the initial Directors of
          NEWCO: Katsuyuki Masuda, Shin-ichi Masuda, Kiyoshi Yamashita, Robert
          E. Gray, Roger G. Ruppert, David Frankel and Christopher Scharff.

     (b) The initial Board of Directors of NEWCO shall consist of seven (7) members. So long as each Party's respective Ownership Percentage remains the same as that stipulated in Section 3.5 hereof, ST. JOHN shall nominate four (4) directors and CDC shall nominate three (3) directors from time to time pursuant to the Articles of Incorporation, and the Parties covenant and agree to vote their shares of NEWCO to effectuate such purpose; provided, however, that should the Ownership Percentage of one or both Parties change from that listed in Section 3.5 hereto, including the case of a sale pursuant to Section 14.2, the number of members of the Board of Directors to be nominated by each Party, to the extent practicable, shall be decided in proportion to each Party's then existing Ownership Percentage, observing normal rules of rounding for any fraction thereof.

     (c) In the case of the death, resignation, or other removal of a director prior to the end of his term, then, as soon as is practicable, an extraordinary general meeting of shareholders shall be held for the purpose of filling such vacancy. The Party who appointed such director as was removed by reason of death, resignation, or otherwise, shall have the right to nominate the successor of such removed director, and the Parties covenant and agree to vote their respective Shares for and cause to be elected any director so nominated.

     7.3  Representative Directors
          ------------------------

     NEWCO shall have two (2) representative directors, one of whom shall be a director nominated by CDC and the other whom shall be a director nominated by ST. JOHN. At least one (1) representative director shall be a resident of Japan. The initial representative directors shall be Katsuyuki Masuda and David Frankel. The Parties agree to, and agree to cause NEWCO to, require that the representative directors of NEWCO act jointly in authorizing any contract, agreement, obligation, commitment or any other matter by which NEWCO would be bound either directly or indirectly, and the Parties shall ensure that notice of such restriction is included in the Commercial Registry for NEWCO.

     7.4  Statutory Auditors
          ------------------

     NEWCO shall have two (2) statutory auditors (kansayaku), one each of whom
                                                  ---------
shall be nominated by CDC and ST. JOHN respectively. The initial statutory auditors shall be Chikara Yoshida and Randy Thompson.

     7.5  Meetings of the Board of Directors of NEWCO
          -------------------------------------------

     Meetings of the Board of Directors shall be convened and conducted in the manner provided in the Articles of Incorporation; provided, however, that each of the Parties agrees to cause the President of NEWCO or such other director as may be designated by the Board of Directors as aforesaid to convene a Board of Directors meeting at any time that ST. JOHN or CDC indicates that, in its opinion, there is an important reason for holding such a meeting.

     7.6  Resolutions of Meeting of Board of Directors
          --------------------------------------------

     Resolutions of the Board of Directors shall be adopted in accordance with the provisions of the Articles of Incorporation, and NEWCO shall undertake no business or undertaking other than in the ordinary course of business without a resolution of the Board of Directors authorizing such action. Notwithstanding the foregoing, in addition to those actions for which approval of the Board of Directors is required by law, the Parties agree that the following actions shall be subject to approval of the Board, and that such action shall be so specified in the Regulations of the Board of Directors:

     (a)  termination, amendment or failure to renew any insurance coverage;

     (b) any action to sell, transfer, mortgage, encumber or otherwise dispose of any assets or any liabilities of NEWCO, except (i) for dispositions of property (other than inventory) not greater than ten thousand U.S. Dollars ($10,000) in the aggregate, (ii) in the ordinary course of business, or (iii) in connection with a Change of Control of NEWCO;

     (c)  termination or failure to renew or preserve any government permits;

     (d) the formulation from time to time of the budget and/or business plan for NEWCO, or any material deviation from or amendment or modification to such budget and/or business plan;

     (e) incurrence or agreement to incur any bank debt or other obligation or liability (absolute or contingent), other than letters of credit opened in favor of ST. JOHN, that individually calls for payment by NEWCO of more than ten thousand U.S. Dollars ($10,000) in any specific case or twenty thousand U.S. Dollars ($20,000) in the aggregate;

     (f)  any hiring of, or any change in the compensation of any employee;

     (g) any capital investment that individually calls for payment by NEWCO of more than ten thousand U.S. Dollars ($10,000) in any specific case or twenty thousand U.S. Dollars ($20,000) in the aggregate;

     (h) any loan, guaranty or other extension of credit, or any commitment to make any loan, guaranty or other extension of credit, other than accounts receivable in the ordinary course of business;

     (i) special or extraordinary payments to any Person outside of the ordinary course of business;

     (j) the filing of any lawsuit or taking of any other action in connection with any legal proceeding; or

     (k) any tax election or any change in any method or period of accounting or in any accounting policy, practice or significant procedure.

     7.7  Remuneration to Directors and Auditors of NEWCO
          -----------------------------------------------

     Remuneration to directors and statutory auditors of NEWCO shall be determined by resolution of the general meeting of its shareholders. Unless otherwise determined by the Board of Directors, NEWCO shall maintain directors' and officers' liability insurance with a major Japanese insurance company to the extent permitted by applicable law.

     7.8  President
          ---------

     The President shall serve as the chief executive of NEWCO and, subject to the authority of the Board of Directors, shall carry out the daily business of NEWCO and shall preside at meetings of the Board of Directors. The Parties agree to cause Katsuyuki Masuda to be appointed as the initial President of NEWCO.

     7.9  Expenses
          --------

     All expenses incurred by the directors and auditors in attending meetings of the Board of Directors shall be borne by NEWCO.

     7.10 Accounting Period
          -----------------

     The accounting period of NEWCO shall commence on November 1 of each year and end on October 31 of the following year; provided, however, that the first accounting period of NEWCO shall commence as of the Incorporation Date and end on the next following October 31.

     7.11 Books of Account; Independent Public Accountants
          ------------------------------------------------

     The Parties shall cause Newco to keep accurate books of account and financial and related records in accordance with generally accepted accounting principles applied at the time in Japan. The books of account and records of NEWCO shall be audited, at the expense of NEWCO, by an independent firm of certified public accountants of international reputation designated by ST. JOHN. Such firm of independent public accountants shall prepare and supply to CDC and ST. JOHN certified financial reports suitable for use by each of the Parties in connection with their respective financial and tax reports, and in the case of such reports supplied to ST. JOHN, prepared in accordance with generally accepted accounting principles applied at the time in the United States.

     7.12 Reporting and Inspection of NEWCO Records
          -----------------------------------------

     Within twenty (20) days after the close of each month, the Parties shall cause NEWCO to submit to each of the Parties in the Japanese and English languages appropriate financial statements of NEWCO in respect of such period (the contents of which will be discussed in good faith by the Parties); provided, however, that the Parties shall cause NEWCO to furnish to ST. JOHN and CDC at their request at other times such financial, tax and related records as the Parties require to conform with their respective accounting requirements. Further, the Parties shall cause NEWCO to make available at its principal place of business to each of the Parties, or to the designated representative(s) of each of the Parties, its books of account and record, and shall transmit to each Party written summaries thereof, in English and Japanese as appropriate, if and when either Party shall so request.

     7.13 Budget and Business Plan
          ------------------------

     ST. JOHN shall submit to NEWCO from time to time, but in any case no more frequently than on a monthly basis, an operating budget and business plan for the operation of NEWCO for the subsequent period of such budget and business plan. The Parties agree to cause NEWCO to operate in conformity with and to otherwise comply with all terms and conditions of any such budget and business plan for the period thereof.

     7.14 Employees
          ---------

     The Parties shall cause NEWCO to extend employment offers to certain of CDC's current employees on such terms and conditions, and to such employees, as to be determined by ST. JOHN in its sole discretion. CDC shall bear sole responsibility for any obligations to such employees, including retirement benefits, applicable to any periods of employment prior to the Commencement Date. As of the Commencement Date, NEWCO shall hire such employees provided that such employees have (i) agreed to be employed by NEWCO and (ii) executed letters acknowledging that NEWCO shall bear no obligations for any retirement benefits applicable to any periods of employment prior to the Commencement Date.


SECTION 8.  FINANCING

     8.1  Working Capital
          ---------------

     It is the intention of the Parties that NEWCO will obtain its working capital needs in excess of its initial share capital primarily from ST. JOHN, or by commercial borrowing in Japan or such other manner agreed upon by the Parties. Where required, ST. JOHN agrees to consider in good faith providing guarantees of the obligations of NEWCO in order to assist NEWCO in obtaining appropriate financing.

     8.2  Manner of Providing Additional Equity Capital
          ---------------------------------------------

     (a) Subject to subsections (b) and (c) below, in the event it is determined that additional equity capital is required, and additional Shares or securities redeemable into Shares in NEWCO such as convertible bonds or bonds with warrants are to be issued, (i) each of CDC and ST. JOHN shall have the right to acquire that number of such additional Shares or securities in proportion to such Party's Ownership Percentage, and (ii) in the event that either Party elects not to exercise such right, the other Party shall have the right to purchase all Shares or securities so offered.

     (b) Notwithstanding the foregoing, the Parties shall ensure that NEWCO shall not seek additional equity capital (i) in excess of four million U.S. Dollars ($4,000,000) in the aggregate during the initial three years following the Commencement Date, or (ii) in excess of six million U.S. Dollars ($6,000,000) in the aggregate during the fourth, fifth and sixth years following the Commencement Date, without the consent of CDC, which consent shall not be unreasonably withheld.

     (c) The Parties acknowledge that under applicable laws or regulations in force at the time, ST. JOHN may not be able to provide additional equity capital without governmental validations, authorizations, licenses or other approvals. Should ST. JOHN fail to obtain such approvals and therefore be unable to provide additional equity capital, CDC shall not have the right to provide any additional equity capital without the express written consent of ST. JOHN.

     8.3  No Legal Obligation
          -------------------

     Nothing herein shall be construed to require ST. JOHN to provide any guarantee, loan or additional equity capital, or otherwise continue to provide financing for NEWCO.

     8.4  Bank Account
          ------------

     Any bank account established and maintained by or for NEWCO shall require the signatures or seals of at least two representatives of NEWCO for any check, transfer or other withdrawal from such account in each instance in excess of two hundred thousand Japanese Yen ((Yen)200,000). Said representatives shall be appointed from time to time by St. John in its sole discretion.

SECTION 9.  TRANSFERS OF SHARES

     9.1  General Restriction on Transfers
          --------------------------------

     Except as set forth in Section 9.2, CDC and ST. JOHN mutually covenant and agree not to sell, assign (by operation of law or otherwise), pledge, encumber, or otherwise transfer title or rights to, any of the Shares, preemptive rights to new Shares or securities redeemable into Shares held by or allotted to them (any of such events referred to herein as a "Transfer"), or to take any action leading to or likely to result in any such Transfer; provided, that this shall not be construed as prohibiting a general charge or pledge created upon the whole or the major portion of the assets of CDC or ST. JOHN.

     9.2  Permitted Transfers
          -------------------

     (a) Section 9.1 shall not apply to any Transfer by either Party ("Transferor") to any Affiliate Group Members provided that (i) the Transferor obtains the prior approval of the non-transferring Party, which approval shall not be unreasonably withheld, (ii) any such Affiliate Group Members shall submit to the Parties a signed confirmation in form and substance satisfactory to each Party, whereby such Affiliate Group Members acknowledge and agree to be bound by the provisions of the Agreement, and (iii) the Transferor shall require the Affiliate Group Members to convey such shares back to the Transferor if, for any reason, the Affiliate Group Members no longer fall within the definition of that term.

     (b) Neither Section 9.1 nor Section 9.2(a) shall apply to any Transfer by ST. JOHN in connection with a Change of Control of ST. JOHN.


SECTION 10.    PERFORMANCE OF THIS AGREEMENT AND ASSOCIATED AGREEMENTS

     The Parties shall do or cause to be done any and all acts and things necessary or desirable for the implementation of the undertakings of the Parties set forth herein, including but not limited to casting their votes as shareholders of NEWCO and causing their nominees to the Board of Directors to implement such undertakings. The Parties also agree to exercise their reasonable efforts to cause the full, timely, and faithful performance by NEWCO, its directors and employees of all the terms and conditions of this Agreement, where applicable, and of the Associated Agreements and any amendments to any of them.

SECTION 11.    DIVIDENDS

     11.1 General Rule
          ------------

     Dividends may be paid to the shareholders and pledgees of record as of the last day of each business year of NEWCO for which dividends are declared (subject to the resolution of the shareholders at the general meeting of shareholders of NEWCO) within the scope of such sum as is legally permitted under applicable laws.

     11.2 Interim Dividends
          -----------------

     NEWCO may, by a resolution of its Board of Directors, declare an interim dividend under Article 293-5 of the Commercial Code of Japan to the shareholders and pledgees of record as of the 30th day of April of each year.


SECTION 12.    TAXES

     12.1 Tax Receipts
          ------------

     To the extent not otherwise accounted for in the Associated Agreements for payments to ST. JOHN thereunder, the Parties agree to cause NEWCO to furnish to ST. JOHN official tax receipts or other evidence issued by the Japanese tax authorities sufficient to enable ST. JOHN to support a claim for United States income tax credit in respect of any sum required under Japanese tax laws to be withheld by NEWCO for the account of ST. JOHN or paid by NEWCO for its own account.

     12.2 Tax Returns
          -----------

     NEWCO shall, or shall cause its designated representatives, to prepare and timely file all tax returns and informational reporting and to pay when due all taxes required under Japanese laws and regulations.


SECTION 13.    CONFIDENTIALITY OF INFORMATION

     13.1 Duty of Secrecy and Confidentiality
          -----------------------------------

     Except to the extent that disclosures to NEWCO may be permitted by any of the Associated Agreements, each Party agrees to keep strictly secret and confidential all information obtained from the other Party or NEWCO which is considered to be confidential by said other Party or NEWCO, as the case may be, whether marked confidential or otherwise (the "Confidential Information"); provided, however, that confidential information disclosed orally which is not identified as such shall be deemed Confidential Information only if the nature or content of the information is set forth in a written notice identifying the same as Confidential Information sent to the non-disclosing Party within ten (10) business days after disclosure thereof.

     13.2 Restriction on Use
          ------------------

     The Parties agree that they shall not use any Confidential Information for any purpose whatsoever except in the manner expressly provided for, and subject to the limitations and conditions set forth herein and in the Associated Agreements.

     13.3 Limitations and Survival of Obligations
          ---------------------------------------

     The obligations undertaken by the Parties pursuant to this Section 13 shall not apply to any information:

     (a) obtained from the other Party or from NEWCO which is or becomes through no fault of the obtaining Party generally available to the public, or

     (b) obtained independently from other sources, other than as a consequence of the willful or negligent act or omission of either of the Parties or NEWCO or any of their or its employees, or

     (c) which is, at the time of disclosure, in the possession of the Party to which such information is furnished, as evidenced by its written records, or

     (d) which is required to be disclosed by ST. JOHN under applicable securities laws, or

     (e) which is required to be disclosed by any other law or governmental agency, provided prior written notice is given to the appropriate Party for any such disclosure, or

     (f) which is required to be disclosed in connection with the enforcement of this Agreement.

Either Party may disclose Confidential Information to any Affiliate Group Members provided the same agree to be bound by the terms of this Section 13 and such Confidential Information shall be used by said Affiliate Group Members only for the purpose to advance the business of NEWCO. The obligations set forth in this Section 13, as so limited, shall survive termination of this Agreement and shall remain in effect and be binding on the Parties.

SECTION 14.    TERM AND TERMINATION

     14.1 Term
          ----

     The term of this Agreement shall run concurrently with the term of the License and Distribution Agreement, including any extension or renewal thereof, and shall terminate upon termination of the License and Distribution Agreement for any reason, unless this Agreement is sooner terminated pursuant to the provisions of this Section 14.

     (a)  Mutual Agreement of the Parties.  This Agreement may be terminated
          -------------------------------
          upon the mutual agreement of the Parties.

     (b)  Incorporation Date Has Not Occurred Before August 15, 1997.  If the
          ----------------------------------------------------------
          Incorporation Date has not occurred on or before August 15, 1997, then, at the written election of either Party, this Agreement shall terminate. If this Agreement is so terminated, then the Parties shall determine the aggregate expenditures made by each in undertaking the negotiations and preparatory work to establish and commence the operations of NEWCO. The Parties agree that each Party shall be obligated to pay only that portion of said aggregate expenses proportional to their respective Ownership Percentage, and the Parties further agree that they shall make payments between themselves to effect this purpose.

     (c)  Bankruptcy, Etc., of a Party or NEWCO.  Either Party (the "First
          -------------------------------------
          Party") may terminate this Agreement by written notice to the other Party (the "Second Party") and this Agreement shall terminate as of the date of such written notice, in the event that the Second Party shall:

          (i) be declared insolvent or bankrupt, or make an assignment or other arrangement for the benefit of its creditors;

          (ii) have all or any substantial portion of its capital stock or assets expropriated by any government; or

          (iii) be dissolved or liquidated, except in consequence of a merger, amalgamation or other corporate reorganization to which it may be a party;

          If any of the events in subparagraphs (i) through (iii) shall occur, the Second Party shall notify the First Party of the occurrence of such event. Either Party may terminate this Agreement by written notice to the other if any of the events mentioned in subparagraphs
          (i) through (iii) hereof are applicable to NEWCO.

     (d)  Breach.  In the event of a material breach of this Agreement, this
          ------
          Agreement shall terminate immediately if and at such time as, within thirty (30) days after written notice is given by the non-breaching Party to the breaching Party complaining of such breach, the breach as aforesaid shall not have been corrected. During said thirty (30) day period the Parties shall negotiate in good faith in an attempt to reach mutual agreement on a method to avoid such termination. The said notice shall specifically state the breach which the Party giving the notice believes is material.

     14.2  Mandatory Sale of Shares
           ------------------------

     (a) ST. JOHN, upon the delivery of written notice to CDC, shall have the right, at any time after the occurrence of (i) a Change of Control of CDC, (ii) an event described in Section 14.1(c), or (iii) a material breach by CDC described in Section 14.1(d), to require CDC to sell all of CDC's Shares to ST. JOHN at a price equal to the fair market value of such Shares, as valued at the time of such sale in good faith by written agreement of the Parties. CDC, upon the delivery of written notice to ST. JOHN, shall have the right, at any time after the occurrence of a material breach by ST. JOHN described in Section 14.1(d), to require ST. JOHN to sell all of ST. JOHN's Shares to CDC at a price equal to the fair market value of such Shares as valued at the time of such sale in good faith by written agreement. For purposes of this Section 14.2, the Party exercising its right to cause the sale of such Shares shall be referred to as the "Purchasing Party", the selling shareholder shall be referred to as the "Selling Party", the Shares being sold are referred to as the "Sale Shares", and the price of such Sale Shares in referred to as the "Sale Price."

          Should the Parties fail to mutually agree upon the Sale Price within thirty (30) days of the receipt of such written notice by the Selling Party, then the Sale Price shall be the average of the two lowest figures to be calculated by three independent third-party appraisers, one appraiser to be selected by ST. JOHN, one appraiser to be selected by CDC and the third appraiser to be selected by mutual agreement of the first two appraisers. All appraisers shall be selected from internationally known and reputable investment banks or accounting firms. The Parties shall take all action as may be necessary and shall use their best efforts to complete such appraisal within sixty
          (60) days after the receipt of such aforesaid initial written notice by the Selling Party. For purposes of this Section 14.2, if the Associated Agreements have not been terminated at the time of valuation, fair market value shall include all rights, obligations and commitments under the Associated Agreements for the remainder of the current terms thereof, assuming no renewals. The Selling Party shall consummate the sale to the Purchasing Party of the Sale Shares at the Sale Price within thirty (30) days from the date of final determination of the Sale Price, and this Agreement shall terminate, pursuant to Section 14.2(b), upon the consummation of such sale.

     (b) In the event of a sale of Shares in accordance with Section 14.2(a) above, this Agreement shall be terminated, and:

          (i) upon the written request of the Purchasing Party, the Selling Party shall cause all officers and directors of NEWCO nominated by the Selling Party or a nominee of the Selling Party and named in such written request to resign their respective positions with NEWCO within thirty (30) days of the Selling Party's receipt of such written request; and

          (ii) the Parties shall take any and all actions necessary to terminate the Transition Services Agreement between them and NEWCO within thirty (30) days of consummation of a sale pursuant to Section 14.2(a), and shall use their best efforts to amicably settle any accounts, including any debts or other obligations, which may exist between the Parties.

     (c) The Purchasing Party's rights under this Section 14.2 shall be in addition to any other rights or remedies that the Purchasing Party may have under applicable laws in the event of a breach by the Selling Party of any of its representations, covenants or obligations contained herein.

     14.3 Survival of Rights, Duties and Obligations
          ------------------------------------------

     Termination of this Agreement for any reason shall not release any Party from any liability that at the time of termination has already accrued to the other Party or which thereafter may accrue in respect of any act or omission prior to such termination, nor shall any such termination hereof affect in any way the survival of any right, duty, or obligation of any Party which is expressly stated elsewhere in this Agreement to survive termination hereof.


SECTION 15.    JURISDICTION; ATTORNEY'S FEES.

     (a) The sole jurisdiction and venue for any court action or proceeding arising out of or relating to this Agreement shall be an appropriate federal or state court in Orange County, California. Each of ST. JOHN and CDC hereby irrevocably submits to the jurisdiction of any of said courts in any court action and hereby waives any claim or defense of inconvenient forum. Each of ST. JOHN and CDC represents and warrants that it is not entitled to immunity from judicial proceedings and agrees that, should the other bring any court action, it will not claim any immunity from such proceedings for itself or with respect to its property.

     (b) In the event that a court in Orange County, California refuses to exercise jurisdiction in connection with a dispute arising out of or relating to this Agreement, the Parties agree that such dispute shall be determined by arbitration in accordance with the Rules of the American Arbitration Association. The place of arbitration shall be Orange County, California, and the language of the arbitration shall be English. The arbitral tribunal shall consist of three arbitrators, one selected by CDC, one selected by ST. JOHN, and the third selected by the two arbitrators selected by the Parties. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof.

     (c) In the event of any action for the breach of this Agreement or other cause by any Party under subsections (a) or (b) above, the prevailing Party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such action.


SECTION 16.    INTERPRETATION

     16.1 Applicable Law
          --------------

     The validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with the laws of Japan.

     16.2 Governing Language
          ------------------

     This Agreement is executed in the English language which shall be the controlling language and no translation or restatement of the terms and conditions hereof in any other language will have any effect in the interpretation or application thereof.

     16.3 Effect of Headings
          ------------------

     The headings to Sections of this Agreement, excepting those in Section 1 hereof, are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

     16.4 Non-Waiver
          ----------

     The waiver, express or implied, by any of the Parties of any right hereunder or of any failure to perform or breach hereof by the other Party(s) hereto shall not constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof by such other Party(s), whether of a similar or dissimilar nature thereto.

SECTION 17.    MISCELLANEOUS

     17.1 Assignment
          ----------

     (a) This Agreement, and all rights and obligations hereunder, shall not be assigned by either of the Parties to any third party, by operation of law or otherwise, without the prior written consent thereto by the other Party except in connection with a Transfer permitted under Section 9.2 hereof.

     (b) Any permitted assignment shall be subject to and conditioned on the issuance of any governmental validations, authorizations, licenses or rulings then required under applicable law in connection with such assignment.

     17.2 Notices
          -------

     Except as otherwise provided in this Agreement, all notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by registered airmail, postage prepaid, in any post office in the United States of America or in Japan, as the case may be, or by facsimile transmission, as follows:

If to ST. JOHN:  ST. JOHN KNITS, INC.

                    17422 Derian Avenue
                    Irvine, California 92614
                    U.S.A.
                    Attention: Mr. Roger G. Ruppert
                    Facsimile No.: 1-714-223-3390

If to CDC:     COMMERCIAL DEVELOPMENT CO., LTD

                    Imperial Tower 9F
                    1-1-1 Uchisaiwai-cho
                    Chiyoda-ku, Tokyo 100 Japan
                    Attention:  Mr. Katsuyuki Masuda
                    Facsimile No.:  81-3-3503-1390


     Any Party may change its address by a notice given to the other Party in the manner set forth above. Notices given as herein provided shall be considered to have been given fifteen (15) days after the mailing thereof, or if by facsimile transmission, the next business day of the country in which the recipient is located.

     17.3 Relationship of Parties
          -----------------------

     Nothing herein shall constitute an agency relationship or partnership between ST. JOHN and CDC. No Party shall have any authority to bind or commit the other in any manner whatsoever.

     17.4 Modification Etc. of Agreement
          ------------------------------

     This Agreement embodies the entire agreement of the Parties with respect to the subject matter hereof as of the date of execution hereof and supersedes and cancels any and all prior understandings or agreements, verbal or otherwise, in relation hereto, which may exist between the Parties. No oral explanation or oral information by either of the Parties shall alter the meaning or interpretation of this Agreement. No amendment or change hereof or addition hereto shall be effective or binding on any of the Parties unless reduced to writing and executed by the respective duly authorized representatives of each of the Parties.


                                 * * * * * * *

IN WITNESS WHEREOF, and having been approved by the board of directors of each of the Parties, the Parties have caused this Agreement to be executed by their duly authorized representatives on the day and year first set forth above.

                              ST. JOHN KNITS, INC.


                              By:    /s/ Bob Gray
                                  -------------------------------------------
                                    Bob Gray, Chairman




                              COMMERCIAL DEVELOPMENT CO., LTD.


                              By:    /s/ Katsuyuki Masuda
                                  ----------------------------------------
                                    Katsuyuki Masuda
                              Title:

                                   EXHIBIT I

                           ARTICLES OF INCORPORATION
                                       OF
                               ST. JOHN CO., LTD.


                                   CHAPTER I.
                               GENERAL PROVISIONS

Article 1.  (Corporate Name)
----------

     The name of the company shall be St John Kabushiki Kaisha, and in English translation, St. John Co., Ltd.

Article 2.  (Purpose)
----------

     The purpose of the company shall be to engage in the following business:

     a.   Import and sale of women's outerwear, knit wear and other apparel;

     b. Import and sale of footwear, leather products, jewelry and other women's accessories; and

     c. All matters related to the conduct of the business stated in the preceding items.

Article 3.  (Location of Head Office)
----------

     The head office of the company shall be located in Chiyoda-ku, Tokyo.

Article 4.  (Method by which Public Notice is made)
----------

     Public notices of the company shall be displayed in the Official Gazette.


                                  CHAPTER II.

Article 5.  (Total Number of Shares)
----------

     The total number of shares authorized to be issued by the company shall be nine thousand two hundred (9,200) shares.

Article 6.  (Par Value Shares)
----------

     The par value of each par value share issued by the company shall be fifty thousand yen ((Yen)50,000).

Article 7.  (Preemptive Rights to New Shares)
----------
     The shareholders of the company shall have preemptive rights to subscribe to new shares and convertible debentures.

Article 8.  (Approval of Board of Directors for Transfer of Shares)
----------

     In order for a shareholder to transfer shares of the company, the approval of the board of directors must be obtained.

Article 9.  (Notification by Shareholders, et al., of Name, Residence, and Seal
----------
          Impression)

     Each shareholder and registered pledgee shall provide the company with his/her name, residential address and seal impression in the form prescribed by the company.

     A foreigner who is accustomed to signing his/her name may submit a specimen of his/her signature in lieu of the seal impression referred to in the preceding paragraph.

     A shareholder or registered pledgee having no residence in Japan may designate a temporary residence or attorney in Japan and so notify the company.

     In case of any change in matters covered by the preceding three (3) paragraphs, the company shall be notified.

     The company shall send all required notices to all shareholders and registered pledgees at their residences as notified in accordance with the first paragraph above.


                                  CHAPTER III.
                            MEETINGS OF SHAREHOLDERS

Article 10.  (Holding of Meetings)
-----------

     An ordinary meeting of shareholders shall be called within three (3) months from the day immediately following the last day of each fiscal period, and extraordinary meetings of shareholders may be called whenever necessary.

     A meeting of shareholders shall be held at the location provided in Article 3 or in an area adjacent thereto, or at a place agreed upon for the holding of the meeting by all the shareholders holding voting rights at the meeting.

Article 11.  (Calling of Meetings)
-----------

     Meetings of shareholders shall be called by one of the representative directors in accordance with a resolution of the board of directors.

     When the representative directors are unable to act, one of the other directors who shall be designated in accordance with an order determined beforehand by the board of directors shall call the meeting.

Article 12.  (Chain of Meetings)
-----------

     One of the representative directors shall act as chairman at meetings of shareholders.

     When the representative directors are unable to act, one of the other directors who shall be designated in accordance with an order determined beforehand by the board of directors or any other person who is nominated by a majority vote of the shareholders present shall act as chairman.

Article 13.  (Resolutions)
-----------

     Unless otherwise provided by law or by these Articles of Incorporation, all resolutions of a meeting of shareholders shall be adopted by a majority vote of shareholders present at the meeting at which shareholders present hold shares representing in the aggregate more than one-half (1/2) of the total number of the issued and outstanding shares.

     Each shareholder shall have one (1) vote for each share.

Article 14.  (Voting by Proxy)
-----------

     A shareholder may exercise his/her vote through a proxy. In such case, the proxy must file with the company a document evidencing his/her authority.

Article 15.  (Minutes of Meetings)
-----------

     The substance of proceedings at a meeting of shareholders and the results thereof shall be recorded in the minutes of the meeting which shall bear the signatures or the names and seals of the chairman and of the directors present at the meeting and shall be preserved by the company.

                                 CHAPTER IV.
                        DIRECTORS AND STATUTORY AUDITORS

Article 16.  (Number of Directors and Statutory Auditors)
-----------

          There shall be three (3) or more directors of the company and there shall be one (1) or more statutory auditors.

Article 17.  (Election)
-----------

          Directors and statutory auditors shall be elected at a meeting of shareholders; provided, however, that cumulative voting shall not be used for the election of directors.

Article 18.  (Terms of Office)
-----------

          The terms of office of directors shall expire at the conclusion of the ordinary meeting of shareholders held to settle accounts for the fiscal period last ending within two (2) years from their assumption of office.

          The terms of office of statutory auditors shall expire at the conclusion of the ordinary meeting of shareholders held to settle accounts for the fiscal period last ending within three (3) years from their assumption of office.

          The term of office of any director or statutory auditor elected to fill a vacancy shall be the same as the remainder of the term of office of his/her predecessor. The term of office of any director elected because of an increase in number shall be the same as the remainder of the term of office of the other directors then serving.

Article 19.  (Election of Representative Directors and Directors with Specific
-----------
Powers)

     The board of directors shall select one (1) or more directors from among its members to be representative directors of the company.

     Representative directors shall severally represent the company.

     The board of directors may select from among its members one (1) president and one (1) or more vice presidents, senior managing directors (senmu) and managing directors (jomu).

Article 20.  (Remuneration and Retirement Allowances)
-----------

     The remuneration and retirement allowances for directors and statutory auditors shall be separately determined by resolution of a meeting of shareholders.

                                 CHAPTER V.
                              BOARD OF DIRECTORS


Article 21.  (Calling of Meetings)
-----------

          Meetings of the board of directors shall be called by one of the representative directors.

          When the representative directors are unable to act, one of the other directors who shall be designated in accordance with an order determined beforehand by the board of directors shall call the meeting.

Article 22.  (Notice of Meetings)
-----------

          Notice of a meeting of the board of directors shall be given to each director and statutory auditor at least one (1) week prior to the date set for such meeting; provided, that, in case of urgency, the above period may be shortened.

          No notice shall be required for the convocation of a meeting at which all the directors and statutory auditors are present at the meeting or for which all the directors and statutory auditors have waived notice.

Article 23.  (Chairman)
-----------

          One of the representative directors shall act as chairman at meetings of the board of directors.

          When the representative directors are unable to act, one of the other directors who shall be designated in accordance with an order determined beforehand by the board of directors shall act as chairman.

Article 24.  (Resolutions)
-----------

          Resolutions at a meeting of the board of directors shall be adopted by an affirmative vote of a majority of the directors present which directors present shall constitute a majority of all directors.

Article 25.  (Minutes of Meetings)
-----------

          The substance of proceedings at a meeting of the board of directors and the results thereof shall be recorded in the minutes of the meeting, which shall bear the signatures or the names and seals of the directors and statutory auditors present at the meeting, and shall be preserved by the company.

                                  CHAPTER VI.
                                   ACCOUNTS

Article 26.  (Fiscal Period)
-----------

          The fiscal period of the company shall commence on the first day of November and end on the 31st day of October of the following year, and the accounts of the company shall be closed on the 31st day of October each year.

Article 27.  (Dividends and Cash Distributions)
-----------

          Dividends shall be paid to the shareholders or registered pledgees appearing on the register of shareholders as of the closing of accounts for each fiscal period.

          A cash distribution may be made to shareholders or registered pledgees appearing on the register of shareholders as of the 30th day of April each year by resolution of the board of directors in accordance with the provisions of
Article 293-5 of the Commercial Code.

          Dividends and cash distributions to shareholders shall bear no interest.

          The company shall be exempted from the obligation to pay dividends and cash distributions after three (3) years have elapsed from the date on which the dividends or cash distributions were tendered for payment.


                                 CHAPTER VII.
                           SUPPLEMENTARY PROVISIONS

Article 28.  (Shares Issued at the Time of Incorporation)
-----------

          The number of shares issued by the company at the time of incorporation shall be two thousand three hundred (2,300) par value shares of common stock and the issuing price shall be fifty thousand yen ((Yen)50,000) per share.

Article 29.  (Number and Terms of Office of the First Directors and Statutory
-----------
Auditors)

     The number of the first directors shall be seven (7), and the number of the first statutory auditors shall be two (2).

     Notwithstanding the provisions of the first and second paragraphs of
Article 18, the terms of office of the first directors and statutory auditors shall expire at the conclusion of the ordinary meeting of shareholders held to settle accounts for the fiscal period last ending within one (1) year from their assumption of office.

Article 30.  (First Fiscal Period)
-----------

     The first fiscal period of the company shall be from the day of its incorporation until the 31st day of October 1997.

Article 31.  (Name and Address of Promoter, and Number of Shares subscribed for
-----------
by the Promoter)

     The name and address of the promoter, and the number of shares he/she has subscribed for are as follows:

          Number of Shares        Name and Address of Promoter
          ----------------        ----------------------------

          1,121 par value shares  Commercial Development Co., Ltd.
          of common stock         1-1, 1-Chome, Uchisaiwaicho,
                                  Chiyoda-ku, Tokyo

     The promoter for the purpose of incorporation of St. John Kabushiki Kaisha has made these Articles of Incorporation in accordance with the provisions of the Commercial Code and has hereunto affixed his name and seal, and his address, this day of July 16, 1997.


                         Promoter:  Katsuyuki Masuda   (seal)
                                    Representative Director
                                    Commercial Development Co., Ltd.
                                    1-1, 1-Chome, Uchisaiwaicho,
                                    Chiyoda-ku, Tokyo

                                   EXHIBIT II
                                   ----------



                       LICENSE AND DISTRIBUTION AGREEMENT
                       ----------------------------------



                           dated as of July ___, 1997



                                    between



                              ST. JOHN KNITS, INC.



                                      and



                               ST. JOHN CO., LTD.

                               TABLE OF CONTENTS

                                                                    Page
                                                                    ----


                                   ARTICLE 1
                                 DEFINITIONS.........................  1
     1.1   Distributor List Price....................................  1
           -------------------------
     1.2   Licensed Trademarks.......................................  2
     1.3   Products..................................................  2
     1.4   SJ JAPAN Information......................................  2
     1.5   ST. JOHN Information......................................  2
     1.6   Territory.................................................  2
                                   ARTICLE 2
                                 APPOINTMENT.........................  2
     2.1   Scope.....................................................  2
     2.2   Subdistributors...........................................  3
     2.3   Sales Outside the Territory...............................  3
     2.4   Third-Party Importation...................................  3

                                   ARTICLE 3
                       GENERAL OBLIGATIONS OF SJ JAPAN...............  3
     3.1   Marketing.................................................  3
     3.2   Use of Licensed Trademarks................................  4
     3.3   Manufacture or Distribution of Competitive Goods..........  5
     3.4   Customer Complaints.......................................  5
     3.5   Quality Control...........................................  5
     3.6   Design Services...........................................  6
     3.7   Expenses..................................................  6

                                   ARTICLE 4
                     INDEMNITY; INFRINGEMENT; INSURANCE..............  7
     4.1   SJ JAPAN Indemnity........................................  7
     4.2   ST. JOHN Indemnity........................................  7
     4.4   Infringement Claims of Third Parties......................  8
     4.5   Insurance.................................................  8

                                   ARTICLE 5
                             ORDERS FOR PRODUCTS.....................  8
     5.1   Master Purchase Orders....................................  8
     5.2   Other Purchase Orders.....................................  8
     5.3   Terms of Purchase Orders..................................  9
     5.4   Acceptance of Orders......................................  9
     5.5   Modification of Orders....................................  9

     5.6   Delivery Terms...........................................   9
     5.7   Product Changes..........................................  10
                                   ARTICLE 6
                             PRICES AND PAYMENT.....................  10
     6.1   Prices...................................................  10
     6.2   Price Increases, Decreases...............................  11
     6.3   Payment Terms............................................  11
     6.4   Resale Prices............................................  11
     6.5   Overdue Payments.........................................  11
                                   ARTICLE 7
                           ACCEPTANCE AND WARRANTY..................  12
     7.1   Acceptance of Products...................................  12
     7.2   Product Warranty.........................................  12
     7.3   Excluded Claims..........................................  12
     7.4   Limited Warranty.........................................  13
                                   ARTICLE 8
                           LIMITATION OF REMEDIES...................  13
     8.1   Delay....................................................  13
     8.2   Sole Remedies............................................  13
     8.3   Consequential Damages....................................  13
                                   ARTICLE 9
                               CONFIDENTIALITY......................  14

                                   ARTICLE 10
                            TRADEMARKS; COPYRIGHT...................  14
     10.1  Exploitation of Rights...................................  14
     10.2  Disputes Among Licensees.................................  14
     10.3  Exclusive License........................................  15
     10.4  Ownership................................................  15
     10.5  Use of Name..............................................  15
     10.6  Compliance With Law; Markings............................  16
     10.7  Copyright................................................  16
                                   ARTICLE 11
                          TAXES; IMPORT OF PRODUCTS.................  16
     11.1  Taxes....................................................  16
     11.2  Import Documentation.....................................  16

                                   ARTICLE 12
                            TERM AND TERMINATION....................  17
     12.1  Term.....................................................  17

     12.2   Termination.................................. 17
     12.3   Rights and Obligations on Termination........ 17
     12.4   No Compensation.............................. 18
     12.5   Injunctive Relief............................ 18
     12.6   Reversion of Rights; Return of Materials..... 19

                                   ARTICLE 13
                                FORCE MAJEURE............ 19
     13.1   Definition................................... 19
     13.2   Notice....................................... 19
     13.3   Confirmation................................. 20
     13.4   Suspension of Performance.................... 20
     13.5   Termination.................................. 20

                                  ARTICLE 14
                       REPRESENTATIONS AND WARRANTIES.... 20
     14.1   ST. JOHN..................................... 20
     14.2   SJ JAPAN..................................... 20

                                  ARTICLE 15
                        JURISDICTION; INTERPRETATION..... 20
     15.1   Disputes..................................... 20
     15.2   Governing Law................................ 21
     15.3   Governing Language........................... 21
     15.4   Effect of Headings........................... 21
     15.5   Non-Waiver................................... 21

                                  ARTICLE 16
                                MISCELLANEOUS............ 22
     16.1   Assignment................................... 22
     16.2   Relationship................................. 22
     16.3   Notices...................................... 22
     16.4   ENTIRE AGREEMENT............................. 22
     16.5   Amendment.................................... 23
     16.6   Publicity.................................... 23
     16.7   Severability................................. 23
     16.8   Counterparts................................. 23

     Schedule A  Licensed Trademarks
     Schedule B  U.S. Wholesale Price List

                                   EXHIBIT II
                       License and Distribution Agreement
                       ----------------------------------


          THIS AGREEMENT, made this ___th day of July, 1997 by and between ST. JOHN KNITS, INC., a corporation duly organized under the laws of the State of California and having its principal place of business at 17422 Derian Avenue, Irvine, California 92614 (hereinafter "ST. JOHN"), and ST. JOHN CO., LTD., a corporation duly organized and existing under the laws of Japan and having its principal place of business at Imperial Tower 9F, 1-1-1 Uchisaiwai-cho, Chiyoda-ku, Tokyo 100 Japan (hereinafter "SJ JAPAN").

          WHEREAS, ST. JOHN manufactures and markets certain products and desires to increase the sales of such products;

          WHEREAS, ST. JOHN is the owner of certain valuable trademarks under which such products are sold;

          WHEREAS, SJ JAPAN has represented that it possesses the necessary expertise and marketing organization to promote and sell such products in the territory defined herein; and

          WHEREAS, ST. JOHN is willing to appoint SJ JAPAN as distributor of ST. JOHN's products, with the right and license to use certain ST. JOHN trademarks, in the territory, and SJ JAPAN is willing to accept such appointment;

          NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter set forth, the parties agree as follows:


                                   ARTICLE 1
                                   ---------
                                  DEFINITIONS
                                  -----------

          For purposes of this Agreement, the following words, terms and phrases, where written with an initial capital letter, shall have the meanings assigned to them in this Article 1 unless the context otherwise requires:

          1.1  Distributor List Price.  "Distributor List Price" shall mean ST.
               ----------------------
JOHN's published United States wholesale price for a given Product in effect at the time of acceptance by ST. JOHN of SJ JAPAN's order, less eighteen percent (18%); provided, that for accessories (which shall specifically exclude any knitwear and other textile products), the Distributor List Price shall mean ST. JOHN's published United States wholesale price for a given Product in effect at the time of acceptance by ST. JOHN of SJ JAPAN's order, less twenty percent (20%). A copy of ST. JOHN's current published United States wholesale price list is attached hereto as Schedule B. ST. JOHN reserves
                           ----------
the right to change its United States wholesale list prices at any time and from time to time after execution of this Agreement.

          1.2  Licensed Trademarks.  "Licensed Trademarks" shall mean the
               -------------------
trademarks set forth in Schedule A hereto and all related logos, emblems and
                        ----------
symbols, and all combinations, form and derivations thereof as are currently or hereafter used by ST. JOHN in connection with the Products (as defined below).

          1.3  Products.  "Products" shall mean all women's apparel and women's
               --------
accessories which are both manufactured and distributed by ST. JOHN for retail sale in the United States of America.

          1.4  SJ JAPAN Information.  "SJ JAPAN Information" shall mean all
               --------------------
information, other than information in publicly-available published form or expressly designated by SJ JAPAN as non-confidential, which is directly or indirectly disclosed to ST. JOHN, regardless of the form in which it is disclosed, relating in any way to SJ JAPAN's markets, customers, products, patents, inventions, procedures, methods, designs, strategies, plans, assets, liabilities, costs, revenues, profits, organization, employees, agents, subdistributors, sublicensees or business in general.

          1.5  ST. JOHN Information.  "ST. JOHN Information" shall mean all
               --------------------
information, other than information in publicly-available published form or expressly designated by ST. JOHN as non-confidential, which is directly or indirectly disclosed to SJ JAPAN or embodied in Products provided hereunder, regardless of the form in which it is disclosed, relating in any way to ST. JOHN's markets, customers, products, patents, inventions, procedures, methods, designs, strategies, plans, assets, liabilities, costs, revenues, profits, organization, employees, agents, distributors, licensees or business in general.

          1.6  Territory.  "Territory" shall mean Japan.
               ---------


                                   ARTICLE 2
                                   ---------
                          APPOINTMENT; GRANT OF RIGHT
                          ---------------------------

          2.1  Scope of Appointment and License.  ST. JOHN hereby (i) appoints
               --------------------------------
SJ JAPAN, and SJ JAPAN hereby accepts appointment, as ST. JOHN's exclusive distributor during the term of this Agreement of the Products in the Territory, and (ii) grants SJ JAPAN a non-transferable license for the term of this Agreement to use the Licensed Trademarks solely in connection with the distribution and sale of the Products within the Territory to the extent permitted herein, in any case subject to all terms and conditions of this Agreement.

          2.2  Subdistributors.  SJ JAPAN shall not, without the prior written
               ---------------
approval of ST. JOHN, which approval shall not be unreasonably withheld, (i) appoint any subdistributors or agents to promote and/or distribute Products in the Territory, or (ii) sublicense any of its rights hereunder to use the Licensed Trademarks. Further, notwithstanding any such appointment or sublicense, or ST. JOHN's approval thereof, SJ JAPAN shall at all times remain fully liable for the performance of its subdistributors, sublicensees and/or agents and SJ JAPAN hereby agrees to indemnify and hold harmless ST. JOHN from all damages, losses, costs or expenses arising in any manner from any act or omission on the part of its subdistributors, sublicensees or agents. The parties acknowledge that ST. JOHN has approved the sublicense to Commercial Development Co., Ltd. pursuant to that certain CDC License Agreement, dated as of July ___, 1997, between SJ JAPAN and Commercial Development Co., Ltd.

          2.3  Sales Outside the Territory.  SJ JAPAN shall not advertise,
               ---------------------------
promote, solicit customers for, sell or distribute Products outside the Territory nor establish any office through which orders are solicited or any depot at which inventories of Products are stored outside the Territory.

          2.4  Third-Party Importation.  In no event shall ST. JOHN bear any
               -----------------------
liability to SJ JAPAN for the importation of Products into the Territory by third parties without the approval or authorization of ST. JOHN.


                                   ARTICLE 3
                                   ---------
                        GENERAL OBLIGATIONS OF SJ JAPAN
                        -------------------------------

          3.1  Marketing.  SJ JAPAN shall have the following obligations with
               ---------
respect to the marketing and distribution of the Products:

     (a) To use its best efforts to further the promotion, marketing, sale and other distribution of Products in the Territory;

     (b)  To maintain an adequate and balanced inventory of Products;

     (c) To promptly respond to all inquiries from customers, including complaints, process all orders, and effect all shipments of Products;

     (d) To diligently investigate all leads with respect to potential customers referred to it by ST. JOHN;

     (e) To permit ST. JOHN, upon reasonable notice, to visit SJ JAPAN's customers and to visit SJ JAPAN's place of business and inspect its inventories, records, and other relevant documents;

     (f) To maintain throughout the Territory an adequate sales force dedicated on both a full and part-time basis, as the case may be, to the sale of Products; and

     (g) To participate, at its own expense, in sales or merchandising programs prepared by ST. JOHN, in all shows, fairs and exhibitions in the Territory where such participation will, in the reasonable judgment of ST. JOHN, promote the Products, and develop and implement sales programs for the promotion of the Products.

          3.2  Use of Licensed Trademarks.  SJ JAPAN shall have the following
               --------------------------
obligations in its use of the Licensed Trademarks:

     (a) SJ JAPAN shall diligently undertake to advertise the Products in the Territory. ST. JOHN shall furnish SJ JAPAN with a reasonable quantity of ST. JOHN's brochures and other appropriate advertising materials, in the English language, for use by SJ JAPAN in preparing its own advertising materials. SJ JAPAN shall submit to ST. JOHN copies of all proposed advertising or promotional materials prepared by or for SJ JAPAN utilizing the Licensed Trademarks prior to the use of such materials. ST. JOHN may approve or disapprove any and all advertising and promotional materials submitted as aforesaid and shall discuss with SJ JAPAN any modifications or alterations thereof. SJ JAPAN shall not use any such advertising or promotional materials without first obtaining the prior express written consent of ST. JOHN. All expenses incurred by SJ JAPAN with respect to creating advertising materials and advertising the Products shall be borne by SJ JAPAN.

     (b) SJ JAPAN shall submit to ST. JOHN all proposed tags, labels, packaging and other similar materials from which ST. JOHN may select those, if any, which ST. JOHN approves for use in connection with Products. ST. JOHN may approve or disapprove the tags, labels, packaging and other similar materials submitted as aforesaid and shall discuss with SJ JAPAN any modifications or alterations thereof. SJ JAPAN shall not use any such tags, labels, packaging or other similar materials without first obtaining the prior express written consent of ST. JOHN.

     (c) SJ JAPAN shall submit to ST. JOHN samples of all proposed business cards, invoices, order forms, stationery and other similar printed materials from which ST. JOHN may select those, if any, which ST. JOHN approves for use in connection with Products. ST. JOHN may approve or disapprove the business cards, invoices, order forms, stationery and other similar printed materials submitted as aforesaid and shall discuss with SJ JAPAN any modifications or alterations thereof. SJ JAPAN shall not use any such business cards, invoices, order forms, stationery or other similar printed materials without first obtaining the prior express written consent of ST. JOHN.

     (d) It is specifically understood and agreed that ST. JOHN's approval pursuant to subsections (a), (b) and (c) above shall not be unreasonably withheld. Any sample, copy, artwork or other material submitted to ST. JOHN for its approval which is not disapproved within twenty (20) business days after ST. JOHN's receipt thereof shall be deemed approved for use hereunder, but only for the use for which approval was sought. After any sample, copy, artwork or other material has been approved, SJ JAPAN shall not depart therefrom in any substantial respect without the prior written ap proval of ST. JOHN. If ST. JOHN should disapprove any material pursuant to this Section 3.2, SJ JAPAN shall neither use nor permit the same to be used in any manner.

     (e) Insofar as any packaging and advertising material to be used in connection with the Products or otherwise utilizing the Licensed Trademarks is created for SJ JAPAN by a third party, SJ JAPAN shall execute such assignments of copyright as ST. JOHN shall require. Notwithstanding the foregoing sentence, SJ JAPAN's existing copyrights, trademarks and other proprietary rights incorporated into such artwork shall remain the property of SJ JAPAN and shall not be assigned to ST. JOHN and shall not be subject to ST. JOHN's use, without SJ JAPAN's prior written consent.

          3.3  Manufacture or Distribution of Competitive Goods.  SJ JAPAN shall
               ------------------------------------------------
not manufacture or distribute any products which are directly or indirectly competitive with the Products.

          3.4  Customer Complaints.  SJ JAPAN agrees to cooperate with ST. JOHN
               -------------------
in dealing with any customer complaints concerning the Products and to take any action requested by ST. JOHN to resolve such complaints.

          3.5  Quality Control.  In order to protect the goodwill and reputation
               ---------------
associated with the Licensed Trademarks, SJ JAPAN covenants and agrees as follows:

     (a) The Products shall be distributed and sold with packaging and sales promo tion materials appropriate for highest quality Products and shall meet all specifications and standards therefor which ST. JOHN may provide to SJ JAPAN from time to time.

     (b) In order to maintain the reputation, image and prestige of the Licensed Trademarks, SJ JAPAN's distribution patterns shall consist of those retail outlets whose location, merchandising and overall operations are consistent with the high quality of Products and the reputation, image and prestige of the Licensed Trademarks.

     (c) SJ JAPAN may not use a personality or celebrity to endorse or promote any Products unless and until ST. JOHN has given SJ JAPAN its specific written approval for such personality or celebrity to endorse or promote such Products.

     (d) SJ JAPAN's policy of sale, distribution and exploitation of the Products shall be of high standard and shall in no manner reflect adversely upon the good name of ST. JOHN or its other licensees or upon the goodwill and reputation associated with the Licensed Trademarks.

          3.6  Design Services.  From time to time, ST. JOHN may prepare and
               ---------------
deliver to SJ JAPAN ideas, sketches and other materials utilizing the Licensed Trademarks for use in connection with the Products ("ST. JOHN Ideas"). ST. JOHN Ideas shall be used by SJ JAPAN on a non-exclusive basis, solely in connection with the distribution and sale of Products pursuant to this Agreement. If SJ JAPAN chooses not to use such ST. JOHN Ideas within thirty (30) days of SJ JAPAN's receipt thereof, SJ JAPAN shall return them to ST. JOHN, at SJ JAPAN's expense, and may not use them or permit their use thereafter. Whether or not SJ JAPAN chooses to use any ST. JOHN Ideas, ST. JOHN may use and permit others to use them in any manner it desires. ST. JOHN shall at all times retain ownership of any and all intellectual property rights related to ST. JOHN Ideas and SJ JAPAN shall keep all information related to the ST. JOHN Ideas confidential and shall not disclose such information to any party without the prior written consent of ST. JOHN in each instance; provided, that nothing herein shall prevent SJ JAPAN from using, disclosing or authorizing the disclosure of any such information which is disclosed orally and is not identified as confidential information either at the time of disclosure or by written notice sent to SJ JAPAN within ten (10) business days after disclosure thereof.

          3.7  Expenses.  Except as specifically stated otherwise, SJ JAPAN
               --------
assumes full responsibility for all costs and expenses which it incurs in carrying out its obligations under this Agreement, including but not limited to all rentals, salaries, commissions, advertising, demonstration, travel and accommodation expenses without the right to reimbursement for any portion thereof from ST. JOHN.

                                   ARTICLE 4
                                   ---------
                       INDEMNITY; INFRINGEMENT; INSURANCE
                       ----------------------------------

          4.1  SJ JAPAN Indemnity.  SJ JAPAN hereby indemnifies, saves and holds
               ------------------
ST. JOHN harmless from and against any and all liabilities, losses, damages and expenses (including reasonable attorneys' fees and expenses) arising out of or resulting from: (i) any act or omission that may be committed or suffered by SJ JAPAN or any of its servants, agents or employees in connection with SJ JAPAN's performance of this Agreement, (ii) any actual or alleged infringement or violation of any patents, copyrights, trademarks or other rights, including trade secrets and rights of privacy and publicity, in connection with the distribution, sale, use, advertisement or promotion of any of the Products (other than those arising from the design or manufacture of Products or other similar matters not within the control of SJ JAPAN or from the use by SJ JAPAN of the Licensed Trademarks as permitted hereunder), (iii) SJ JAPAN's false or misleading advertising in connection with any of the Products,
(iv) any violation of any applicable law or regulation in connection with the marketing, distribution, sale, advertisement or promotion of any of the Products, (v) any use of any of the Licensed Trademarks in a manner not authorized by this Agreement, or (vi) any breach of this Agreement by SJ JAPAN. SJ JAPAN shall promptly notify ST. JOHN of any claim which may be made against SJ JAPAN arising out of SJ JAPAN's use of the Licensed Trademarks. The provisions of this Section 4.1 and SJ JAPAN's indemnity obligations hereunder shall sur vive the expiration or termination of this Agreement.

          4.2  ST. JOHN Indemnity.  ST. JOHN hereby indemnifies, saves and holds
               ------------------
SJ JAPAN harmless from and against any and all liabilities, losses, damages and expenses (including reasonable attorneys' fees and expenses) arising out of or resulting from any infringement suit or claim of the nature specified in Sections 4.3 and 4.4 below to the extent, and only to the extent, that SJ JAPAN has complied with the provisions of such sections.

          4.3  Third Party Infringement.  In the event that SJ JAPAN learns of
               ------------------------
any infringement, act of unfair competition by third parties or imitation of the Licensed Trademarks or of any use by any person of a trademark similar to any Licensed Trademark, it shall promptly notify ST. JOHN thereof. ST. JOHN thereupon may take such action as it deems advisable for the protection of its rights in and to the Licensed Trademarks and, if requested to do so by ST. JOHN, SJ JAPAN shall cooperate with ST. JOHN in all respects at ST. JOHN's sole expense, including without limitation by being a plaintiff or co-plaintiff and by causing its officers to execute pleadings and other necessary documents and to causing its officers and employees to devote appropriate time to litigation and/or disposition of all matters within the purview of this Section 4.3; it is understood that SJ JAPAN's officers and employees will not be compensated for their time and effort. In no event, however, shall ST. JOHN be required to take any action if it deems it inadvisable to do so and SJ JAPAN shall have no right to take any action with respect to the Licensed Trademarks without ST. JOHN's prior written approval. ST. JOHN shall have full control over any action taken, including without limitation, the right to select counsel, to settle on any terms it deems advisable in its discretion, to appeal any adverse decision rendered in any court, to discontinue any action taken by it, and otherwise to make any decision in respect thereto as it in its discretion deems advisable.
If SJ JAPAN desires to retain its own counsel, it shall do so at its own expense. Any recovery as a result of such action shall belong solely to ST. JOHN.

          4.4  Infringement Claims of Third Parties.  In the event that any
               ------------------------------------
infringement suit or any claim of infringement involving the Licensed Trademarks in connection with the sale or distribution of the Products in the Territory pursuant to and in accordance with the terms of this Agreement is instituted by a third party against SJ JAPAN, SJ JAPAN shall give immediate notice of such suit or claim to ST. JOHN and ST. JOHN shall defend or settle such suit or claim at its own expense and SJ JAPAN shall offer reasonable cooperation to ST. JOHN in all aspects of any such suit or claim. ST. JOHN reserves the right to control the defense of any such suit or claim, including, without limitation, the right to choose counsel and to settle and dispose of any such suit or claim as it deems appropriate in its sole discretion.

          4.5  Insurance.  Before selling or shipping any Products, SJ JAPAN
               ---------
shall procure and maintain at its own expense in full force and effect at all times during which Products are being sold, with a reputable insurance carrier acceptable to ST. JOHN, a liability insurance policy sufficient in the opinion of ST. JOHN to protect and insure ST. JOHN and SJ JAPAN against any claims or liabilities with which it or they may be charged because of personal or property damage or injuries suffered by any person or entity, resulting from the Products or the use or sale thereof, whether during the term of this Agreement or thereafter including, without limitation, product liability coverage with respect to Products.


                                   ARTICLE 5
                                   ---------
                              ORDERS FOR PRODUCTS
                              -------------------

          5.1  Master Purchase Orders.  SJ JAPAN shall submit master purchase
               ----------------------
orders for Products to ST. JOHN twice each calendar year, prior to the Fall Season and prior to the Spring Cruise Season. SJ JAPAN shall ensure that its master purchase orders are received by ST. JOHN no later than thirty (30) days after SJ JAPAN's receipt from ST. JOHN of samples of Products for such Fall Season or Spring Cruise Season, as the case may be.

          5.2  Other Purchase Orders.  SJ JAPAN may also submit individual
               ---------------------
purchase orders for Products to ST. JOHN from time to time. SJ JAPAN shall ensure that such individual purchase orders are received by ST. JOHN at least sixty (60) days prior to the delivery dates requested in the order.

          5.3  Terms of Purchase Orders.  Each purchase order submitted by SJ
               ------------------------
JAPAN under Sections 5.1 and 5.2 above shall be in writing sent by mail, facsimile, telex, telegram or cable, which shall set forth the information specified below, as well as such other information as ST. JOHN may reasonably request in the format specified by ST. JOHN from time to time:

     (a) An identification of the Products ordered, including line name and product numbers,

     (b)  Quantity,

     (c)  Delivery schedule, identifying desired delivery dates, and

     (d)  Shipping instructions and shipping addresses.

          5.4  Acceptance of Orders.  All purchase orders are subject to
               --------------------
acceptance in writing by ST. JOHN at its principal offices in Irvine, California, which acceptance shall be delivered by mail to a regularly established post office, by facsimile, or by telex, telegram or cable through a regularly established agency of a commercial telex, telegram or cable company. Each such purchase order shall be deemed to be an offer by SJ JAPAN to purchase the Products pursuant to the terms of this Agreement and, when accepted by ST. JOHN as hereinabove provided, shall give rise to a contract under the terms set forth herein to the exclusion of any additional or contrary terms set forth in such purchase order. ST. JOHN shall deliver to SJ JAPAN its acceptance, if forthcoming, of any purchase order within two (2) weeks of ST. JOHN's receipt of such purchase order.

          5.5  Modification of Orders.  No accepted purchase order shall be
               ----------------------
modified or cancelled except upon the written agreement of both parties. SJ JAPAN's purchase orders or mutually agreed change orders shall be subject to all provisions of this Agreement, whether or not the purchase order or change order so states.

          5.6  Delivery Terms.  (a)  All deliveries of the Products shall be
               --------------
Free Carrier at or near ST. JOHN's manufacturing or warehouse facility. Unless otherwise provided in this Agreement, "Free Carrier" shall be construed in accordance with INCOTERMS 1990 of the International Chamber of Commerce. All risk of damage to or loss or delay of the Products shall pass to SJ JAPAN upon their delivery at the Free Carrier delivery point to (a) a common carrier or (b) an agent or any other person specified by SJ JAPAN acting on behalf of SJ JAPAN.

          (b) SJ JAPAN shall insure each shipment of Products with a reputable insurer for the full invoice of such shipment. Such insurance shall provide for full coverage from the time the Products are delivered at the Free Carrier point until SJ JAPAN shall have paid ST. JOHN for such Products in full. ST. JOHN reserves all rights with respect to delivered Products permitted by law including, without limitation, the rights of rescission, repossession, resale, and stoppage in transit until the full amount due from SJ JAPAN in respect of all delivered Products has been paid.

          (c) ST. JOHN shall use reasonable commercial efforts to deliver accepted orders in accordance with requested delivery dates.

          5.7  Product Changes.  ST. JOHN reserves the right, in its sole
               ---------------
discretion and without incurring any liability to SJ JAPAN, to:

          (a)  Alter any Product;

          (b) Discontinue or cancel the manufacture of any Product, whether or not such Product has been announced publicly; or

          (c) Commence the development, manufacture, marketing or sale of new products having features which make any Product wholly or partially obsolete.

Notwithstanding the above, ST. JOHN shall use its best efforts to provide SJ JAPAN with prompt written notice of such decisions and shall use reasonable commercial efforts to fill all accepted purchase orders from SJ JAPAN for any altered or discontinued Products of which manufacturing and commercial deliveries have commenced.


                                   ARTICLE 6
                                   ---------
                              PRICES AND PAYMENTS
                              -------------------

          6.1  Prices.  The prices to be paid by SJ JAPAN for Products purchased
               ------
pursuant to this Agreement shall be the Distributor List Prices in effect at the time of acceptance of the relevant purchase order submitted by SJ JAPAN, except as provided in Section 6.2 below. The difference between the Distributor List Prices and the prices SJ JAPAN sells Products to its customers shall be SJ JAPAN's sole remuneration for distribution of the Products. All Distributor List Prices are Free Carrier ST. JOHN's manufacturing or warehouse facility and include packing in accordance with ST. JOHN's standard commercial export practices in effect at the time of shipment. Special packing or handling shall be at the sole expense of SJ JAPAN.

          6.2  Price Increases, Decreases.  ST. JOHN may, at any time during the
               --------------------------
term of this Agreement, increase its prices for the Products by providing SJ JAPAN with at least sixty (60) days prior written notice. Increased prices for all Products shall not apply to purchase orders accepted prior to the effective date of the price increase unless such orders provide for delivery, and delivery is in fact made, more than one-hundred and eighty (180) days after the date of acceptance of the order. Price decreases with respect to all Products shall be effective immediately upon written notice to SJ JAPAN on all such Products not yet delivered.

          6.3  Payment Terms.  All payments hereunder shall be due net ninety
               -------------
(90) days from the date of shipment of the Products, payable to the bank or banks specified by ST. JOHN in writing from time to time. All payments hereunder shall be made in U.S. dollars or such other currency as may be mutually agreed upon. ST. JOHN shall not be obligated to ship Products against accepted orders in the event ST. JOHN's outstanding accounts receivable from SJ JAPAN then exceed or would after any such shipment exceed two million dollars ($2,000,000) or such other amount as may be mutually agreed upon from time to time by ST. JOHN and SJ JAPAN. In the event of any dispute arising over any part of an invoice or the total amount due under an invoice, all undisputed amounts shall be promptly paid by SJ JAPAN in accordance with this

Section 6.3. ST. JOHN shall have the right at any time to require SJ JAPAN to make any payments hereunder by irrevocable, transferrable and divisible letter of credit opened at SJ JAPAN's expense, issued or confirmed by a bank specified by, or acceptable to, ST. JOHN, cash in advance, or such other method of secured payment as ST. JOHN shall prescribe.

          6.4  Resale Prices.  SJ JAPAN may resell Products at such prices as SJ
               -------------
JAPAN, in its sole discretion, shall determine. For purposes of providing ST. JOHN with relevant market information, SJ JAPAN shall provide ST. JOHN with a list of its initial sales prices for the Products to be charged to its customers and SJ JAPAN shall keep ST. JOHN fully informed by providing ST. JOHN with any new list sales prices within ten (10) days of any change in such sales prices. Nothing in this Agreement shall be deemed to obligate SJ JAPAN to control and SJ JAPAN shall not undertake to control the price at which its customers may sell the Products.

          6.5  Overdue Payments.  If and for so long as any payment from SJ
               ----------------
JAPAN to ST. JOHN under this Agreement shall be overdue, interest shall accrue on such payment at the rate equal to the lesser of: (i) the prime rate being charged in Los Angeles, California by Bank of America National Trust & Savings Association as of the close of business on the date the payment first becomes due plus one and one-half percent (1.5%), or (ii) the maximum rate permitted by applicable law.


                                   ARTICLE 7
                                   ---------
                            ACCEPTANCE AND WARRANTY
                            -----------------------

          7.1  Acceptance of Products.  In the event of any shortage, damage or
               ----------------------
discrepancy in or to a shipment of Products, SJ JAPAN shall promptly report the same to ST. JOHN and furnish such written evidence or other documentation as ST. JOHN may deem appropriate. ST. JOHN shall not be liable for any such shortage, damage or discrepancy unless ST. JOHN has received notice and substantiating evidence thereof from SJ JAPAN within thirty (30) days of arrival of the Products at SJ JAPAN's shipping address in the Territory. If the substantiating evidence delivered by SJ JAPAN demonstrates to ST. JOHN's satisfaction that ST. JOHN is responsible for such shortage, damage or discrepancy, ST. JOHN shall promptly deliver additional or substitute Products or parts of Products, as ST. JOHN may deem sufficient, to SJ JAPAN in accordance with the delivery procedures set forth herein, and ST. JOHN shall bear any reasonable shipping costs incurred in the return of any such Products as ST. JOHN directs SJ JAPAN to return and in ST. JOHN's shipment of such additional or substitute Products; provided that in no event shall ST. JOHN be liable for any additional costs, expenses or damages incurred by SJ JAPAN directly or indirectly as a result of such shortage, damage or discrepancy in or to a shipment.

          7.2  Product Warranty.  ST. JOHN warrants for a period of sixty (60)
               ----------------
days after the date of delivery in accordance with Section 5.6 hereof that the Products shall be free from defects in material and workmanship. SJ JAPAN and ST. JOHN shall discuss in good faith whether any defective Products should be repaired for resale in the Territory, and any related costs of repair shall be borne by ST. JOHN. ST. JOHN's sole obligation in the event of a breach of such warranty shall be to provide at no charge to SJ JAPAN replacement Products for those defective Products, and only those defective Products, which the parties mutually agree shall not be repaired. All costs of shipment of the replacement Products to SJ JAPAN shall be borne by ST. JOHN. SJ JAPAN shall retain all replaced Products subject to the foregoing warranty for ST. JOHN's inspection for a period of six (6) months after their replacement. All such replaced Products shall become the property of ST. JOHN upon their replacement and SJ JAPAN shall (i) if so directed by ST. JOHN and upon the terms dictated by ST. JOHN in its sole discretion, sell all or any portion of such replaced Products in the Territory as "second" or as "irregular" items, and (ii) return or destroy any such replaced Products as ST. JOHN shall so request, provided, that ST. JOHN shall bear any related shipping costs for the return of such Products. In any event, SJ JAPAN shall not affix any Licensed Trademark to any Product if it is to be sold as a "second" or as an "irregular" and shall remove the Licensed Trademarks from any Product to be sold as a "second" or as an "irregular."

          7.3  Excluded Claims.  ST. JOHN shall have no obligation under Section
               ---------------
7.2 above in the event that replacement of Products shall have been necessitated in whole or in part by Force Majeure as defined in Section 13.1 hereof, or by the fault or negligence of SJ JAPAN.

          7.4  Limited Warranty.  THE WARRANTIES SET FORTH IN THIS ARTICLE 7 ARE
               ----------------
INTENDED SOLELY FOR THE BENEFIT OF SJ JAPAN. ALL CLAIMS HEREUNDER SHALL BE MADE BY SJ JAPAN AND MAY NOT BE MADE BY SJ JAPAN'S CUSTOMERS. THE WARRANTIES SET FORTH ABOVE ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY ST. JOHN, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ALL OBLIGATIONS OR LIABILITIES ON THE PART OF ST. JOHN FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE OF THE PRODUCTS.


                                   ARTICLE 8
                                   ---------
                             LIMITATION OF REMEDIES
                             ----------------------

SJ JAPAN UNDERSTANDS AND AGREES AS FOLLOWS:

          8.1  Delay.  ST. JOHN SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE
               -----
CAUSED BY DELAY IN FURNISHING PRODUCTS AND SERVICES OR ANY OTHER PERFORMANCE UNDER OR PURSUANT TO THIS AGREEMENT.

          8.2  Sole Remedies.  EXCEPT AS SPECIFICALLY STATED OTHERWISE HEREIN,
               -------------
THE SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF ANY AND ALL WARRANTIES AND THE SOLE REMEDIES FOR ST. JOHN's LIABILITY OF ANY KIND (INCLUDING LIABILITY FOR NEGLIGENCE) WITH RESPECT TO THE PRODUCTS AND SERVICES COVERED BY THIS AGREEMENT AND ALL OTHER PERFORMANCE BY ST. JOHN UNDER OR PURSUANT TO THIS AGREEMENT SHALL BE LIMITED TO THE REMEDIES PROVIDED IN SECTION 7.2, PRODUCT WARRANTY.

          8.3  Consequential Damages.  IN NO EVENT SHALL ST. JOHN's LIABILITY OF
               ---------------------
ANY KIND INCLUDE ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, EVEN IF ST. JOHN SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE.


                                   ARTICLE 9
                                   ---------
                                CONFIDENTIALITY
                                ---------------

          SJ JAPAN acknowledges and agrees that all ST. JOHN Information is confidential and proprietary to ST. JOHN. SJ JAPAN agrees not to use any of such ST. JOHN Information during the term of this Agreement and for a period of five (5) years thereafter for any purpose other than as permitted or required for performance by SJ JAPAN hereunder. SJ JAPAN further agrees not to disclose or provide any of such ST. JOHN Information to any third party and to take all necessary measures to prevent any such disclosure by its employees, agents, contractors or consultants during the term hereof and for a period of five (5) years thereafter. Nothing herein shall prevent SJ JAPAN from using, disclosing or authorizing the disclosure of any ST. JOHN Information which (i) is, or hereafter becomes, through no fault of SJ JAPAN, part of the public domain, (ii) is disclosed orally and is not identified as confidential information either at the time of disclosure or by written notice sent to SJ JAPAN within ten (10) business days after disclosure thereof, or (iii) is required to be disclosed by any governmental authority or otherwise under applicable law.

          ST. JOHN acknowledges and agrees that all SJ JAPAN Information is confidential and proprietary to SJ JAPAN. ST. JOHN agrees not to use any of such SJ JAPAN Information during the term of this Agreement for any purpose other than as permitted or required for performance by ST. JOHN hereunder. ST. JOHN further agrees not to disclose or provide any of such SJ JAPAN Information to any third party and to take all necessary measures to prevent any such disclosure by its employees, agents, contractors or consultants during the term hereof. Nothing herein shall prevent ST. JOHN from using, disclosing or authorizing the disclosure of any SJ JAPAN Information which (i) is, or hereafter becomes, through no fault of ST. JOHN, part of the public domain, (ii) is disclosed orally and is not identified as confidential information either at the time of disclosure or by written notice sent to ST. JOHN within ten (10) business days after disclosure thereof, or (iii) is required to be disclosed by any governmental authority or otherwise under applicable law.


                                   ARTICLE 10
                                   ----------
                             TRADEMARKS; COPYRIGHT
                             ---------------------

          10.1 Exploitation of Rights.  SJ JAPAN shall use its best efforts to
               ----------------------
exploit the rights herein granted throughout the Territory consistent with the high standards and prestige represented by the Licensed Trademarks.

          10.2 Disputes Among Licensees.  Any dispute between SJ JAPAN and any
               ------------------------
other licensee of ST. JOHN with respect to the scope of the license rights covered by their respective license agreements shall be resolved by ST. JOHN and ST. JOHN's resolution of such dispute shall be final and binding.

          10.3 Exclusive License.  ST. JOHN hereby covenants not to grant to any
               -----------------
person or entity other than SJ JAPAN a license to use the Licensed Trademarks in the Territory in connection with the distribution and sale of women's apparel or women's accessories which are both manufactured and distributed by ST. JOHN for retail sale in the United States of America. ST. JOHN shall indemnify, save and hold harmless SJ JAPAN for any losses or damages incurred by SJ JAPAN (including reasonable attorney's fees) as a result of such breach; provided, that in no event shall ST. JOHN bear any liability to SJ JAPAN for the use of the Licensed Trademarks in connection with the importation of Products into the Territory by third parties without the approval or authorization of ST. JOHN.

          10.4 Ownership.  SJ JAPAN acknowledges and agrees that SJ JAPAN shall
               ---------
acquire no ownership rights to any of the Licensed Trademarks by virtue of this Agreement or otherwise and that all uses by SJ JAPAN of the Licensed Trademarks and any and all goodwill related thereto shall inure to the benefit of ST. JOHN. SJ JAPAN shall not, at any time, do or suffer to be done any act or thing which may in any way adversely affect the validity of any Licensed Trademark, any rights of ST. JOHN in and to any Licensed Trademark or any registrations thereof or which, directly or indirectly, may reduce the value of the Licensed Trademark or detract from its reputation. SJ JAPAN shall not, during the term of this Agreement or at any time thereafter, directly or indirectly, contest or aid others in contesting the ownership of the Licensed Trademarks or the validity of said trademarks, including registering or applying to register any of the Licensed Trademarks or any trademarks or logos similar thereto anywhere in the world. At ST. JOHN's request during the term or thereafter, SJ JAPAN shall execute any and all documents reasonably required by ST. JOHN to confirm ST. JOHN's ownership of all rights in and to the Licensed Trademarks and the respective rights of ST. JOHN and SJ JAPAN pursuant to this Agreement. SJ JAPAN shall cooperate with ST. JOHN in connection with the filing and prosecution by ST. JOHN of applications in ST. JOHN's name to register the Licensed Trademarks for Products and the maintenance and renewal of such registrations as may issue. SJ JAPAN hereby irrevocably appoints ST. JOHN as its attorney-in-fact for the purpose of executing any and all such documents referred to in this Section 10.4.

          10.5 Use of Name.  Except as otherwise permitted by ST. JOHN, SJ JAPAN
               -----------
shall not use the Licensed Trademarks, in whole or in part, as a corporate name or trade name. Except as otherwise permitted by ST. JOHN, SJ JAPAN shall not join any name or names with the Licensed Trademarks so as to form a new mark or for any other purpose or use. SJ JAPAN shall not use any name or names in connection with the Licensed Trademarks in advertising, publicity, labeling, packaging or printed matter of any kind utilized by SJ JAPAN in connection with Products, unless and until ST. JOHN consents thereto in writing.

          10.6 Compliance With Law; Markings.  SJ JAPAN shall use the Licensed
               -----------------------------
Trademarks in the Territory strictly in compliance with the legal requirements obtaining therein and shall use such markings in connection therewith as may be required by applicable legal provisions. SJ JAPAN shall use and display the Licensed Trademarks only in such form and manner as are specifically approved in writing by ST. JOHN. SJ JAPAN shall cause to appear such legends, markings and notices as ST. JOHN may request, including, without limitation, the appropriate trademark or service mark notice, either "TM", "SM", or (R) as may be reasonably necessary in order to give appropriate notice of any trademark, service mark or other rights therein or pertaining thereto.

          10.7 Copyright.  Any copyright which may be created in any materials
               ---------
provided by ST. JOHN hereunder including, without limitation, any sketch, design, packaging, label, tag or the like designed or approved by ST. JOHN shall be the property of ST. JOHN. SJ JAPAN shall not, at any time, do or suffer to be done any act or thing which may adversely affect any rights of ST. JOHN in such sketches, designs, packaging, labels, tags and the like, including, without limitation, disclosing such information or filing any application in SJ JAPAN's name to record any claims to copyrights in Products, and SJ JAPAN shall do all things reasonably required by ST. JOHN to preserve and protect said rights, including, without limitation, placing the copyright notice on all Products and the packaging, labels and tags therefor.



                                   ARTICLE 11
                                   ----------
                           TAXES; IMPORT OF PRODUCTS
                           -------------------------

          11.1 Taxes.  All payments to be made by SJ JAPAN to ST. JOHN pursuant
               -----
to this Agreement represent net amounts ST. JOHN is entitled to receive, shall not be subject to any deductions for any reason whatsoever, and are net of taxes (including Japanese withholding tax) and customs duties. In the event any of said payments become subject to taxes (including without limitation, sales, Japanese withholding, value-added and similar taxes), duties, assessments or fees of whatever kind or nature levied outside the United States, said payments shall be increased to such an extent as to allow ST. JOHN to receive the net amounts due under this Agreement.

          11.2 Import Documentation.  SJ JAPAN shall be responsible for
               --------------------
obtaining all licenses and permits and for satisfying all formalities as may be required to import Products into the Territory in accordance with then prevailing law or regulations.


                                   ARTICLE 12
                                   ----------
                              TERM AND TERMINATION
                              --------------------

          12.1 Term.  This Agreement shall take effect as of the date first
               ----
above written and shall continue in force for a period of ten (10) years. Thereafter, this Agreement shall terminate unless renewed by mutual agreement of the parties hereto.

          12.2 Termination.  Notwithstanding the provisions of Section 12.1
               -----------
above, this Agreement may be terminated in accordance with the following provisions:

     (a) Either party hereto may terminate this Agreement at any time by giving notice in writing to the other party, which notice shall be effective upon dispatch, should the other party file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment or other arrangement for the benefit of its creditors, have all or a substantial portion of its capital stock or assets expropriated by any government, be dissolved or liquidated, except in consequence of a merger, amalgamation or other corporate reorganization to which it may be a party.

     (b) Either party may terminate this Agreement by giving notice in writing to the other party should an event of Force Majeure continue for more than ninety (90) days as provided in Section 13.5 below.

     (c) Either party may terminate this Agreement by giving notice in writing to the other party in the event the other party is in material breach of this Agreement and shall have failed to cure such breach within thirty (30) days of receipt of written notice thereof from the first party. During said thirty (30) day period, the parties shall negotiate in good faith in an attempt to reach mutual agreement on a method to avoid such termination. The said notice shall specifically state the breach which the party giving the notice believes is material.

     (d) Either party may terminate this Agreement upon giving notice in writing to the other party in the event of termination of that certain Joint Venture Agreement, dated July 17, 1997, between ST. JOHN and Commercial Development Co., Ltd.

          12.3  Rights and Obligations on Termination.  In the event of
                -------------------------------------
termination of this Agreement for any reason, the parties shall have the following rights and obligations;

     (a) Termination of this Agreement shall not release either party from the obligation to make payment of all amounts then or thereafter due and payable.

     (b) ST. JOHN shall have the right, at its option, to (i) cancel any accepted purchase order which provides for delivery after the effective date of termination, and/or (ii) repurchase all or any part of SJ JAPAN's inventory of Products in SJ JAPAN's possession as of the termination date at ST. JOHN's invoiced price to SJ JAPAN for such Products, less depreciation calculated on a thirty-six (36) month, straight-line basis and less any appropriate amount for excessive wear and tear, plus freight to the original Free Carrier shipping point. ST. JOHN shall exercise its option under this subsection by notifying SJ JAPAN in writing no later than thirty (30) days after the effective termination date.

     (c) SJ JAPAN's obligations pursuant to Article 9 hereof shall survive termination of this Agreement.

     (d) Within thirty (30) days of the effective date of termination of this Agreement, SJ JAPAN shall furnish ST. JOHN with a list of all SJ JAPAN's customers and the place of destination of all Products sold which are still covered by a ST. JOHN warranty. In addition, SJ JAPAN agrees to furnish ST. JOHN with complete information as to calls or the status of any negotiations for the sale of the Products.

          12.4 No Compensation.  In the event either party terminates this
               ---------------
Agreement for any reason in accordance with the terms hereof, the parties hereby agree that, subject to the provisions of Section 12.3(a) hereof and without prejudice to any other remedies which either party may have in respect of any breach of this Agreement, neither party shall be entitled to any compensation or like payment from the other as a result of such termination.

          12.5 Injunctive Relief.  Notwithstanding any expiration or termination
               -----------------
in accordance with Sections 12.1 or 12.2 above, ST. JOHN shall have and hereby reserves all rights and remedies which it has, or which are granted to it by operation of law or in equity, to enjoin the unlawful or unauthorized use of the Licensed Trademarks (any of which injunctive relief may be sought in the courts, and also may be sought, prior to or in lieu of termination) and to be compensated for damages for breach of this Agreement. In addition, nothing herein shall be deemed to prevent a party from bringing an action for damages either prior to or in lieu of termination if a default in performance by the other party occurs and is not cured timely in accordance with the provisions of Section

12.2 above. The parties acknowledge that SJ JAPAN's unauthorized use of the Licensed Trademarks will give rise to irreparable injury to ST. JOHN, inadequately compensable in damages. Accordingly, in addition to any other remedies which may be available to ST. JOHN at law or in equity, ST. JOHN shall be entitled to preliminary and permanent injunctive relief against such breach or threatened breach without the necessity of proving actual damages or that monetary damages would be inadequate.

          12.6 Reversion of Rights; Return of Materials.  On the expiration or
               ----------------------------------------
termination of this Agreement, all of the rights of SJ JAPAN under this Agreement shall terminate forthwith and shall revert immediately to ST. JOHN and SJ JAPAN shall discontinue forthwith all use of the Licensed Trademarks, no longer shall have the right to use the Licensed Trademarks or any variation or simulation thereof and promptly shall transfer to ST. JOHN, free of charge, all registrations, filings and rights with regard to the Licensed Trademarks which it may have possessed at any time. In addition, SJ JAPAN thereupon shall deliver to ST. JOHN, free of charge, all sketches and other material in its possession which were designed or approved by ST. JOHN or any other materials or copies of materials obtained by SJ JAPAN from ST. JOHN and all labels, tags and other material in its possession with any Licensed Trademark thereon. After the expiration or termination of this Agreement, SJ JAPAN shall not use or permit others to use any of said sketches and other material, or any variations or simulations thereof, in connection with Products or any other merchandise.


                                   ARTICLE 13
                                   ----------
                                 FORCE MAJEURE
                                 -------------

          13.1 Definition.  Force Majeure shall mean any event or condition, not
               ----------
existing as of the date of signature of this Agreement, not reasonably foreseeable as of such date and not reasonably within the control of either party, which prevents in whole or in material part the performance by one of the parties of its obligations hereunder or which renders the performance of such obligations so difficult or costly as to make such performance commercially unreasonable. Without limiting the foregoing, the following shall constitute events or conditions of Force Majeure: acts of State or governmental action, riots, disturbance, war, strikes, lockouts, slowdowns, prolonged shortage of energy suppliers, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning and explosion. It is in particular expressly agreed that any refusal or failure of any governmental authority to grant any export license legally required for the fulfillment by ST. JOHN of its obligations hereunder shall constitute an event of Force Majeure.

          13.2 Notice.  Upon giving notice to the other party, a party affected
               ------
by an event of Force Majeure shall be released without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder, but only to the extent and only for the period that its performance of such obligations is prevented by the event of Force Majeure. Such notice shall include a description of the nature of the event of Force Majeure, and its cause and possible consequences. The party claiming Force Majeure shall promptly notify the other party of the termination of such event.

          13.3 Confirmation.  The party invoking Force Majeure shall provide to
               ------------
the other party confirmation of the existence of the circumstances constituting Force Majeure. Such evidence may consist of a statement or certificate of an appropriate governmental department or agency where available, or a statement describing in detail the facts claimed to constitute Force Majeure.

          13.4 Suspension of Performance.  During the period that the
               -------------------------
performance by one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.

          13.5 Termination.  Should the period of Force Majeure continue for
               -----------
more than ninety (90) consecutive days, either party may terminate this Agreement without liability to the other party, except for payments due to such date, upon giving written notice to the other party.

                                   ARTICLE 14
                                   ----------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          14.1 ST. JOHN.  ST. JOHN represents and warrants (i) that it has full
               --------
right, power and authority to enter into this Agreement and to perform all of its obligations hereunder, and (ii) that to its knowledge utilization of the Licensed Trademarks pursuant to and consistent with the terms of this Agreement will not constitute an infringement of the rights of any third party. The foregoing warranty and Section 7.2 constitute the entire warranty of ST. JOHN and ST. JOHN makes no other warranty of any kind, either express or implied.

          14.2 SJ JAPAN.  SJ JAPAN represents and warrants that it has full
               --------
right, power and authority to enter into this Agreement and to perform all of its obligations hereunder.


                                   ARTICLE 15
                                   ----------
                          JURISDICTION; INTERPRETATION
                          ----------------------------

          15.1 Disputes.  The sole jurisdiction and venue for any court action
               --------
arising out of this Agreement shall be an appropriate federal or state court in Orange County, California. Each of ST. JOHN and SJ JAPAN hereby irrevocably submits to the jurisdiction of any of said courts in any court action and hereby waives any claim or defense of inconvenient forum. Each of ST. JOHN and SJ JAPAN represents and warrants that it is not entitled to immunity from judicial proceedings and agrees that, should the other bring any court action, it will not claim any immunity from such proceedings for itself or with respect to its property. Notwithstanding the foregoing, the parties acknowledge and agree that ST. JOHN shall have the right, at any time, to seek injunctive relief in any court in the Territory to enjoin any unlawful or unauthorized use of the Licensed Trademarks by SJ JAPAN.

     In the event of any action for the breach of this Agreement or other cause by any Party, the prevailing Party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such action.

          15.2 Governing Law.  The validity, construction and performance of
               -------------
this Agreement shall be governed by and interpreted in accordance with the laws of California, excluding its choice of law provisions.

          15.3 Governing Language.  This Agreement is executed in the English
               ------------------
language which shall be the controlling language and no translation or restatement of the terms and conditions hereof in any other language will have any effect in the interpretation or application thereof. In case of any conflict between the English version and any translated version of this Agreement, the English version shall govern.

          15.4 Effect of Headings.  The headings to Articles and Sections of
               ------------------
this Agreement, excepting those in Article 1 hereof, are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

          15.5 Non-Waiver.  The waiver, express or implied, by any of the
               ----------
parties hereto of any right hereunder or of any failure to perform or breach hereof by the other party shall not constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof by such other party(s), whether of a similar or dissimilar nature thereto.

                                   ARTICLE 16
                                   ----------
                                 MISCELLANEOUS
                                 -------------


          16.1  Assignment.  Subject to Section 2.2 above, neither party shall
                ----------
have the right to assign or otherwise transfer its rights and obligations under this Agreement, except with the prior written consent of the other party; provided, however, ST. JOHN shall be entitled to assign any or all of its rights and obligations hereunder to any of its subsidiaries, provided that ST. JOHN shall remain fully liable for the performance of all its obligations hereunder; provided further, that a successor in interest by merger, by operation of law, assignment, purchase or otherwise of the entire business of either party shall acquire all rights and obligations of such party hereunder. Any prohibited assignment shall be null and void. Any permitted assignment shall be subject to and conditioned on the issuance of any governmental validations, authorizations, licenses or rulings then required under applicable law in connection with such assignment.

          16.2  Relationship.  This Agreement does not make either party the
                ------------
employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement each party shall be acting as an independent contractor.

          16.3  Notices.  All reports, approvals, requests, demands and notices
                -------
required or permitted by this Agreement to be given to a party shall be valid and sufficient if dispatched by registered mail, postage prepaid, in any post office in the United States or Japan, as the case may be, or by facsimile transmission, to the addresses first above written or such other addresses or facsimile numbers as the respective parties may designate by like notice from time to time. Any notice given as herein provided shall be considered to have been received fifteen (15) days after the mailing thereof, or if by facsimile transmission, the next business day of the country in which the recipient is located.

          16.4  ENTIRE AGREEMENT.  THIS AGREEMENT, INCLUDING THE SCHEDULES
                ----------------
HERETO AND INCORPORATED AS AN INTEGRAL PART OF THIS AGREEMENT, CONSTITUTES THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND SUPERSEDES ALL PREVIOUS LICENSE AND/OR DISTRIBUTORSHIP AGREEMENTS BY AND BETWEEN ST. JOHN AND SJ JAPAN AS WELL AS ALL PROPOSALS, ORAL OR WRITTEN, AND ALL NEGOTIATIONS, CONVERSATIONS OR DISCUSSIONS HERETOFORE HAD BETWEEN THE PARTIES RELATED TO THIS AGREEMENT. SJ JAPAN ACKNOWLEDGES THAT IT HAS NOT BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY ANY REPRESENTATIONS OR STATEMENTS, ORAL OR WRITTEN, NOT EXPRESSLY CONTAINED HEREIN.

          16.5  Amendment.  This Agreement shall not be deemed or construed to
                ---------
be modified, amended, rescinded, cancelled or waived, in whole or in part, except by written amendment signed by the parties hereto.

          16.6  Publicity.  This Agreement is confidential and no party shall
                ---------
issue press releases or engage in other types of publicity of any nature dealing with the commercial and legal details of this Agreement without the other party's prior written approval, which approval shall not be unreasonably withheld. However, approval of such disclosure shall be deemed to be given to the extent such disclosure is required to comply with governmental rules, regulations or other governmental requirements. In such event, the publishing party shall furnish a copy of such disclosure to the other party.

          16.7  Severability.  In the event that any of the terms of this
                ------------
Agreement are in conflict with any rule of law or statutory provision or are otherwise unenforceable under the laws or regulations of any government or subdivision thereof, such terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other terms of this Agreement and this Agreement shall continue in force, unless the invalidity or unenforceability of any such provisions hereof does substantial violence to, or where the invalid or unenforceable provisions comprise an integral part of, or are otherwise inseparable from, the remainder of this Agreement.

          16.8  Counterparts.  This Agreement may be executed in counterparts,
                ------------
each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

                                 * * * * * * *

   IN WITNESS WHEREOF, The parties have caused this Agreement to be executed on the date first above written.


ST. JOHN KNITS, INC.                ST. JOHN CO., LTD.


By:________________________         By:________________________
Name:                               Name:
Title:                              Title:

                                   SCHEDULE A
                                   ----------


                              LICENSED TRADEMARKS


     Marie Gray(R) and Marie Gray by St. John(R), each a registered trademark of St. John Knits, Inc.

                                   SCHEDULE B
                                   ----------


                           U.S. WHOLESALE PRICE LIST

                                  EXHIBIT III
                                  -----------


                         TRANSITION SERVICES AGREEMENT

          THIS TRANSITION SERVICES AGREEMENT, dated as of July ___, 1997, is by and among COMMERCIAL DEVELOPMENT CO., LTD., a corporation organized and existing under the laws of Japan ("CDC"), ST. JOHN CO., LTD., a corporation organized and existing under the laws of Japan ("SJ Japan"), and ST. JOHN KNITS, INC., a California corporation ("ST. JOHN").

                                   BACKGROUND
                                   ----------

          (a) CDC and ST. JOHN have entered into a Joint Venture Agreement dated as of July 17, 1997 (the "Joint Venture Agreement") pursuant to which, among other matters, ST. JOHN and CDC agreed to jointly form SJ Japan.

          (b) Pursuant to the Joint Venture Agreement, ST. JOHN and SJ Japan have entered into that certain License and Distribution Agreement, dated as of July ___, 1997 (the "License and Distribution Agreement"), whereby ST. JOHN has licensed and appointed SJ Japan to distribute and sell certain Products (as defined in the License and Distribution Agreement) of ST. JOHN in the Territory (as defined in the License and Distribution Agreement).

          (c) Prior to the formation of SJ Japan, CDC was engaged in the distribution and sale of certain ST. JOHN products in Japan, and CDC, SJ Japan and ST. JOHN recognize that it is advisable for CDC to provide certain administrative and other services to SJ Japan for a transitional period, including the uniform transfer of certain sales accounts to SJ Japan and the sharing of certain property and services.

          (d) The execution of this Agreement is a condition to the consummation of the transactions contemplated by the Joint Venture Agreement.


                                   AGREEMENT
                                   ---------


          In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.   Services.  During the term of this Agreement, CDC shall provide
               --------
SJ Japan with certain services of the nature generally described in Schedule A
                                                                    ----------
hereto. Services that CDC is required to provide to SJ Japan pursuant to this Agreement are referred to herein as "Services."

                                     III-1

          2.  Product Services.  (a)  As part of the Services, during the term
              ----------------
of this Agreement CDC shall provide the following Services (as more particularly referred to herein as the "Product Services") to SJ Japan, in each case provided that the provision of such Product Services is legal under all applicable laws and regulations: (i) at SJ Japan's request, import Products for SJ Japan's account and generally prepare the necessary statutory documents required for the importation and storage of the Products; (ii) use reasonable efforts to maintain the facilities and qualified personnel needed to ensure the performance of the Product Services in full compliance with applicable laws and regulations, (iii) at SJ Japan's request, use reasonable efforts to secure additional sales accounts and in-store concessions for the Products for SJ Japan's account; (iv) at SJ Japan's request, ship the Products to customers in accordance with SJ Japan's instructions; (v) assist SJ Japan to obtain any licenses, permits or approvals necessary for SJ Japan to import, sell or distribute Products; and
(vi) provide any other similar services as SJ Japan may reasonably request.

          (b) In consideration of CDC's provision of the Product Services, SJ Japan agrees to: (i) take all necessary steps to assume, within the shortest practicable time, responsibility for providing the Product Services (including obtaining licenses necessary to import, store and distribute Products and to establish sales accounts and in-store concessions for Products, in each case, in SJ Japan's own name and for its own account); (ii) be fully responsible for the sale of the Products, including to the extent appropriate the determination of resale prices and terms of payment; (iii) be fully responsible for the collection of accounts receivable for the sale of Products; and (iv) order Products from suppliers (including without limitation ST. JOHN).

          (c) CDC and SJ Japan agree to cooperate and use all reasonable efforts to assign from CDC to SJ Japan those sales accounts and in-store concessions listed in Schedule B hereto (collectively the "Accounts," and each individual
          ----------
listing therein an "Account"), and to take all necessary steps and sign all necessary documents to insure the effective assignment of the Accounts under applicable laws and regulations. Such cooperation shall include, without limitation, conducting joint visits with other parties to the Accounts to insure the effective assignment thereof and the sharing of any and all customer files related to the Accounts in the possession of CDC. Until each Account is effectively assigned to SJ Japan, SJ Japan and CDC shall use all reasonable efforts to ensure that the Accounts continue to be performed.

          3.   Term of Services.  (a)  With respect to Services other than
               ----------------
Product Services, CDC shall provide each of the Services for a term commencing on the date hereof and ending no later than the second anniversary of the date hereof or, if earlier, (i) thirty (30) days after SJ Japan notifies CDC that it no longer wishes to receive such Service, or (ii) the termination of this Agreement as set forth in Section 6 hereof.

          (b) The obligations of the parties contained in Sections 2(a) and (b) shall continue until the earlier to occur of (i) the termination of this Agreement pursuant to Section 6 hereof, (ii) the second anniversary of the date hereof, and (iii) the date on

                                     III-2
which SJ Japan is legally able to assume full responsibility for providing the Product Services; provided that in the case of clause (iii) above, CDC shall not
                  -------- ----
unreasonably refuse to extend such term for an additional ninety (90) days if requested to do so by SJ Japan. The obligations of the parties contained in
Section 2(c) shall continue until the earlier to occur of (x) the termination of this Agreement pursuant to Section 6 hereof, (y) the second anniversary of the date hereof, and (z) the date on which all Accounts covered thereby have been effectively assigned to SJ Japan or expired in accordance with their terms.

          (c) CDC and its affiliates may suspend the performance of any one or more of the Services in accordance with Section 4(b). Upon the termination of a Service for which the consideration is not separately specified in Schedule A
                                                                   ----------
hereto, CDC and SJ Japan shall in good faith negotiate the consideration to be paid for the remaining Services on the basis set forth in Section 4 hereto.

          4.   Payment for Services.  (a)  As compensation for the provision of
               --------------------
the Services identified in Schedule A hereto, SJ Japan shall pay to CDC the
                           ----------
costs specified or determined in accordance with Schedule A, subject to the
                                                 ----------
limitations contained in Section 4(c). The parties agree that the sole consideration for CDC's agreement to provide the Product Services under this Agreement shall be the consideration described in Section 2(b) of this Agreement.

          (b) CDC shall periodically, but not more frequently than monthly, submit to SJ Japan for payment statements of amounts due under this Agreement. The statements shall specify the nature of the Services provided hereto, the section of such Schedule A pursuant to which such Service was provided, and
                ----------
shall contain or be followed by such other supporting detail as SJ Japan may from time to time reasonably request. Payment of any such statements in whole or in part shall be conditioned upon the prior approval of ST. JOHN (the "Approved Amounts" or "Disapproved Amounts," as the case may be), which approval shall not be unreasonably withheld. SJ Japan shall pay all Approved Amounts due pursuant to this Agreement within thirty (30) days after receipt of each such statement hereunder. If any Approved Amounts due have not been received by CDC within such thirty day period, such overdue Approved Amounts shall bear interest from the date of issuance of such statement until the date paid at the rate of 1.5% over the rate publicly announced by The Sakura Bank, Limited from time to time in Tokyo, Japan as its "base" or "prime" rate. In addition to any other rights available to it at law or in equity, CDC may suspend the provision of any Services for which any Approved Amounts have not been satisfied within ninety
(90) days of its issuance until such statement has been satisfied. The parties hereto agree to negotiate the payment, if any, of any Disapproved Amounts in good faith and in a timely manner.

          (c) Upon no less than five (5) business days advance written notice from SJ Japan, CDC shall make its books and records showing amounts charged for Services available to any firm of certified public accountants selected by SJ Japan for the purpose of verifying the fees charged by CDC for Services provided to SJ Japan, it being

                                     III-3
understood and agreed that CDC and SJ Japan shall each instruct such firm of certified public accountants that it is not authorized to reveal any information learned in such audit to SJ Japan or ST. JOHN or any affiliates thereof other than the amount it believes SJ Japan should have been charged for any Service for which such accounting firm believes SJ Japan was overcharged in accordance with this Section 4.

          5.   Confidentiality  (a)  Each of CDC and SJ Japan shall use
               ---------------
reasonable efforts, consistent with its standard policies with respect to the preservation and disclosure of confidential information concerning itself and its affiliates, to keep confidential and, without the prior written consent of the party to whom the information relates, not to disclose to any person, nor exploit commercially for its own purposes, any information obtained relating to the subject matter or performance of this Agreement; provided, however, that CDC
                                                     --------  -------
and SJ Japan may each disclose such information (i) to their affiliates for any purpose reasonably incidental to the purposes of this Agreement and (ii) as is required to be disclosed by law, legal process or requirements of any stock exchange.

          (b) Anything to the contrary contained in the foregoing notwithstanding, the provisions of Section 5(a) shall not apply to information:

               (i) acquired from a third party who is not bound by an obligation of confidentiality with the disclosing party;

               (ii) which, prior to or after the date of this Agreement, CDC and
                    SJ Japan jointly decide to disclose; or

               (iii)  which is or comes within the public domain otherwise than through the fault of the recipient party.

          (c) The obligations of the parties hereto pursuant to this Section 5 shall survive termination or expiration of this Agreement.


          6.   Duration and Termination. This Agreement shall become effective
               ------------------------
as of the date first above written and shall continue until terminated in accordance with this Section 6 or until the provision of all Services hereunder has been terminated pursuant to Section 3 hereto.

          (a) Any party hereto may terminate this Agreement at any time by giving notice in writing to the other parties, which notice shall be effective upon dispatch, should another party file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment or other arrangement for the benefit of its creditors, have all or a substantial portion of its capital stock or assets expropriated by any government, be dissolved or liquidated, except in consequence of a merger, amalgamation or other corporate reorganization to which it may be a party.

                                     III-4

          (b) Any party hereto may terminate this Agreement by giving notice in writing to the other parties in the event another party is in material breach of this Agreement and shall have failed to cure such breach within thirty (30) days of receipt of written notice thereof from the first party. During said thirty day period, the parties shall negotiate in good faith in an attempt to reach mutual agreement on a method to avoid such termination. The said notice shall specifically state the breach which the party giving the notice believes is material.

          (c) Any party may terminate this Agreement upon giving notice in writing to the other parties in the event of (i) termination of the Joint Venture Agreement or (ii) termination of the License and Distribution Agreement.

Upon such termination, CDC shall cease to have any obligation to provide any Services, and each party shall promptly deliver to each other party all data, programs, software materials, and other properties (including any copies thereof) owned by the other and held by it in connection with the performance of this Agreement. Each party shall assist the other at such other party's request and expense in effecting an orderly termination of this Agreement.

          7.   Non-Exclusivity.  Nothing in this Agreement shall preclude SJ
               ---------------
Japan or any affiliate thereof from obtaining the Services, in whole or in part, from sources other than CDC at any time.

          8.   Assignment.  This Agreement, and all rights and obligations
               ----------
hereunder, shall not be assigned by any of the parties hereto to any third party, by operation of law or otherwise, without the prior written consent thereto by the other parties hereto. Any permitted assignment shall be subject to and conditioned on the issuance of any governmental validations, authorizations, licenses or rulings then required under applicable law in connection with such assignment.

          9.   Notices.  All notices required or permitted by this Agreement to
               -------
be given to a party shall be valid and sufficient if dispatched in person to an officer or director of the other party, or by registered mail, postage prepaid, in any post office in Japan or by facsimile transmission to such address or facsimile number as each respective party may designate by like notice from time to time. Any notice given as herein provided shall be considered to have been received fifteen (15) days after the mailing thereof, or if by facsimile transmission or personal delivery thereof, the next business day.

          10.  Miscellaneous. (a)   This Agreement, including the exhibits
               -------------
hereto and incorporated as an integral part of this agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all previous agreements by and between CDC and SJ Japan as well as all proposals, oral or

                                     III-5
written, and all negotiations, conversations or discussions heretofore had between the parties related to this Agreement.

          (b) The validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with the laws of Japan, without regard to principles of conflict of laws.

          (c) This Agreement is executed in the English language which shall be the controlling language and no translation or restatement of the terms and conditions hereof in any other language shall have any effect in the interpretation or application thereof. In case of any conflict between the English version and any translated version of this Agreement, the English version shall govern.

          (d) This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by written amendment signed by the parties hereto.

          (e) The waiver, express or implied, by any of the parties hereto of any right hereunder or of any failure to perform or breach hereof by the other party shall not constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof by such other party(s), whether of a similar or dissimilar nature thereto.

          (f) The headings to sections of this Agreement are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

          (g) This Agreement does not make any party the employee, agent or legal representative of the other for any purpose whatsoever. No party hereto is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name any other party. In fulfilling its obligations pursuant to this Agreement each party shall be acting as an independent contractor.

          (h) In the event that any of the terms of this Agreement are in conflict with any rule of law or statutory provision or are otherwise unenforceable under the laws or regulations of any government or subdivision thereof, such terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other terms of this Agreement and this Agreement shall continue in force, unless the invalidity or unenforceability of any such provisions hereof does substantial violence to, or where the invalid or unenforceable provisions comprise an integral part of, or are otherwise inseparable from, the remainder of this Agreement.

          (i) This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

                                     III-6

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                         COMMERCIAL DEVELOPMENT CO., LTD.


                         By: ________________________________
                         Name:
                         Title:



                         ST. JOHN CO., LTD.


                         By:_________________________________
                         Name:
                         Title:



                         ST. JOHN KNITS, INC.


                         By:_________________________________
                         Name:
                         Title:

                                     III-7

                                   SCHEDULE A
                                   ----------


                                    SERVICES


1.   Office Spaces
     -------------

     a. TOKYO OFFICE. CDC shall make available for use by SJ Japan 50% of CDC's office space located at Imperial Tower 9F, 1-1-1 Uchisaiwai-cho, Chiyoda-ku, Tokyo 100 Japan, including but not limited to the existing phone system, copy machines and related office services, equipment and utilities.

     b. OSAKA OFFICE. CDC shall make available for use by SJ Japan 50% of CDC's office space located at Fukaki Kawaramachi Building 4F, 3-4-9 Kawara-machi, Chuo-ku, Osaka 541 Japan, including but not limited to the existing phone system, copy machines and related office services, equipment and utilities.

     c. COST. SJ Japan shall reimburse CDC for half of all documented reasonable rents, taxes and utility and other service charges incurred in conjunction with the continuing use and operation of the office spaces; provided, that SJ Japan shall provide its own insurance, if any, as SJ Japan deems appropriate.

2.   Computer System
     ---------------

     a. EQUIPMENT/SERVICES. CDC shall make available to SJ Japan the use of all of CDC's computer hardware and software located in the office spaces described above, as well as allow SJ Japan access to any and all related services.

     b. COST. SJ Japan shall pay to CDC an all-inclusive fee for the use of such computer hardware and software at a rate of forty-six thousand dollars ($46,000) per year (to be pro rated for any partial annual period), which fee the parties agree to be sufficient to cover any costs and expenses related to the use, maintenance and support of the computer hardware and software, including the cost of technical services, maintenance and incidental supplies. SJ Japan shall bear no obligation to reimburse CDC for any material purchases of additional hardware or software without its prior written consent to such purchase.

                                    III-A-1

                                   SCHEDULE B
                                   ----------


                                    ACCOUNTS


[Account Listing from Business Plan]

                                    III-B-1

                                   EXHIBIT IV
                                   ----------



                             CDC LICENSE AGREEMENT
                             ---------------------

                                     among

                       COMMERCIAL DEVELOPMENT CO., LTD.,



                               ST. JOHN CO., LTD.

                                      and

                              ST. JOHN KNITS, INC.

                             CDC LICENSE AGREEMENT
                             ---------------------

                               TABLE OF CONTENTS
                               -----------------

Section                                         Page No
-------                                         -------

1.   Grant of License................................ 1
     ----------------

2.   Term and Term Renewal........................... 1
     ---------------------

3.   General Obligations of Licensee................. 2
     -------------------------------

4.   Inspection...................................... 2
     ----------

5.   Store Design.................................... 2
     ------------

6.   Quality Control................................. 2
     ---------------

7.   Use of Licensed Trademarks...................... 3
     --------------------------

8.   Approvals....................................... 3
     ---------

9.   The Licensed Trademarks......................... 3
     -----------------------

10.  Copyright....................................... 5
     ---------

11.  Indemnity; Insurance............................ 6
     --------------------

12.  Default and Termination......................... 6
     -----------------------

13.  Rights on Expiration or Termination............. 7
     -----------------------------------

14.  Representations and Warranties.................. 7
     ------------------------------

15.  Assignability; Binding Effect................... 8
     -----------------------------

16.  Jurisdiction; Attorney's Fees................... 8
     -----------------------------

17.  Miscellaneous................................... 9
     -------------

Schedule A

     This CDC LICENSE AGREEMENT ("Agreement") made as of the ___th day of July, 1997, by and among ST. JOHN CO., LTD., a corporation duly organized and existing under the laws of Japan and having its principal place of business at Imperial Tower 9F, 1-1-1 Uchisaiwai-cho, Chiyoda-ku, Tokyo 100 Japan (hereinafter "SJ Japan"), COMMERCIAL DEVELOPMENT CO., LTD., a corporation duly organized and existing under the laws of Japan and having its principal place of business at Imperial Tower 9F, 1-1-1 Uchisaiwai-cho, Chiyoda-ku, Tokyo 100 Japan (hereinafter "Licensee"), and ST. JOHN KNITS, INC., a corporation duly organized and existing under the laws of the State of California, U.S.A. and having its principal place of business at 17422 Derian Avenue, Irvine, California 92614 U.S.A. (hereinafter "St. John").

                                  WITNESSETH:

     In consideration of the mutual covenants hereinafter set forth, St. John, SJ Japan and Licensee do hereby respectively grant, covenant and agree as follows:

3.   Grant of License
     ----------------

     3.1 Subject to the terms and conditions set forth in this Agreement, SJ Japan hereby grants to Licensee, and Licensee hereby accepts, a non-transferable license for the Term (as defined below) to use Licensed Trademarks (as defined below) solely in connection with the operation of Licensee's retail stores in the Imperial Hotel Tokyo and the Hotel New Otani Tokyo (collectively, the "Stores"), which operation specifically includes the distribution and sale of the Products (as defined in that certain CDC Distribution Agreement, dated as of July ___, 1997, between SJ Japan and Licensee (the "CDC Distribution Agreement")). "Licensed Trademarks" means the trademarks set forth in Schedule A hereto and all related logos, emblems and symbols, and all combinations, form and derivations thereof as are currently or hereafter used by SJ Japan in connection with the Products.

     3.2 Licensee shall use its best efforts to exploit the rights herein granted in its operation of the Stores consistent with the high standards and prestige represented by the Licensed Trademarks.

4.   Term and Term Renewal
     ---------------------

     The term ("Term") of this Agreement shall run from the effective date hereof and terminate upon the expiration or termination of that certain License and Distribution Agreement, dated as of July ___, 1997, between St. John and SJ Japan (the "License and Distribution Agreement"), including any renewal thereof, unless this Agreement is sooner terminated pursuant to the provisions of Section 12 hereof.

5.   General Obligations of Licensee
     -------------------------------

     In consideration of the license granted by SJ Japan hereunder, and as a condition to the use of the Licensed Trademarks, in addition to Licensee's obligations in Section 5 below, Licensee shall not sell in the Stores any products other than Products after January 14, 1998.

6.   Inspection
     ----------

     Licensee hereby agrees to permit representatives of SJ Japan to visit the Stores and other places of business and inspect Licensee's inventories, records, and other relevant documents during normal business hours; provided, that Licensee shall be given reasonable advance notice of any such intended visit or inspection.

7.   Store Design
     ------------

     7.1 Licensee hereby agrees to remodel its store in the Imperial Hotel Tokyo by January 31, 1998 in accordance with specifications to be determined and submitted to Licensee by St. John in St. John's sole discretion. Any and all costs and expenses of such remodeling shall be borne by Licensee.

     7.2 By January 31, 1998, Licensee shall alter or replace its signs and any other fixed displays both inside and outside of the Hotel New Otani Tokyo store in accordance with specifications to be determined and submitted to Licensee by St. John in St. John's sole discretion. Licensee agrees, and shall confer with St. John to ensure, that any such signs and other displays shall at all times be consistent with the high standards and prestige represented by the Licensed Trademarks and that such signs and other displays comply with any applicable restrictions or limitations contained in said store's retail space lease. Any and all costs and expenses of such alterations and/or replacements shall be borne by Licensee.

8.   Quality Control
     ---------------

     In order to protect the goodwill and reputation associated with the Licensed Trademarks, Licensee covenants and agrees as follows:

     8.1 All packaging and sales promotion materials used in connection with the Stores shall meet all specifications and standards therefor which SJ Japan may provide Licensee from time to time.

     8.2 Licensee may not use a personality or celebrity to endorse or promote any Products or otherwise in connection with the Stores unless and until SJ Japan has given Licensee its specific written approval for such celebrity's endorsement or promotion.

     8.3 Licensee's policy of sale, distribution and exploitation of the Products and other operations of the Stores shall be of high standard and shall in no manner reflect adversely upon the good name of St. John or SJ Japan or upon the goodwill and reputation associated with the Licensed Trademarks.

9.   Use of Licensed Trademarks
     --------------------------

     9.1 Licensee shall submit to SJ Japan copies of all proposed advertising or promotional materials prepared by or for Licensee utilizing the Licensed Trademarks prior to the use of such materials. SJ Japan may approve or disapprove any and all advertising and promotional materials submitted as aforesaid and shall discuss with Licensee any modifications or alterations thereof. Licensee shall not use any such advertising or promotional materials without first obtaining the prior express written consent of SJ Japan.

     9.2 Licensee shall submit to SJ Japan all proposed tags, labels, packaging and other similar materials from which SJ Japan may select those, if any, which SJ Japan approves for use in connection with Stores. SJ Japan may approve or disapprove the tags, labels, packaging and other similar materials submitted as aforesaid and shall discuss with Licensee any modifications or alterations thereof. Licensee shall not use any such tags, labels, packaging or other similar materials without first obtaining the prior express written consent of SJ Japan.

     9.3 Licensee shall submit to SJ Japan samples of all proposed business cards, invoices, order forms, stationery and other similar printed materials from which SJ Japan may select those, if any, which SJ Japan approves for use in connection with Stores. SJ Japan may approve or disapprove the business cards, invoices, order forms, stationery and other similar printed materials submitted as aforesaid and shall discuss with Licensee any modifications or alterations thereof. Licensee shall not use any such business cards, invoices, order forms, stationery or other similar printed materials without first obtaining the prior express written consent of SJ Japan.

10.  Approvals
     ---------

     It is specifically understood and agreed that SJ Japan's approval pursuant to Section 7 of this Agreement shall not be unreasonably withheld. Any sample, copy, artwork or other material submitted to SJ Japan for its approval which is not disapproved within twenty (20) business days after SJ Japan's receipt thereof shall be deemed approved for use hereunder, but only for the use for which approval was sought. After any sample, copy, artwork or other material has been approved, Licensee shall not depart therefrom in any substantial respect without the prior written approval of SJ Japan. If SJ Japan should disapprove any material pursuant to Section 7, Licensee shall neither use nor permit the same to be used in any manner.

11.  The Licensed Trademarks
     -----------------------

     11.1 Licensee acknowledges and agrees that Licensee shall acquire no ownership rights to any of the Licensed Trademarks by virtue of this Agreement or otherwise and that all uses by Licensee of the Licensed Trademarks and any and all goodwill related thereto shall, subject to the rights of St. John thereto, inure to the benefit of SJ Japan. Licensee shall not, at any time, do or suffer to be done any act or thing which may in any way adversely affect the validity of any Licensed Trademark, any rights of SJ Japan or St. John in and to any Licensed Trademark or any registrations thereof or which, directly or indirectly, may reduce the value of the Licensed Trademark or detract from its reputation.

     11.2 Except as otherwise permitted by SJ Japan, Licensee shall not use the Licensed Trademarks, in whole or in part, as a corporate name or trade name. Further, except as otherwise permitted by SJ Japan, Licensee shall not join any name or names with the Licensed Trademarks so as to form a new mark or for any other purpose or use. Licensee shall not use any name or names in connection with the Licensed Trademarks in advertising, publicity, labeling, packaging or printed matter of any kind utilized by Licensee in connection with Stores, unless and until SJ Japan consents thereto in writing.

     11.3 At SJ Japan's request, Licensee shall execute any and all documents reasonably required by SJ Japan to confirm St. John's or SJ Japan's rights in and to the Licensed Trademarks and the respective rights of St. John, SJ Japan and Licensee pursuant to this Agreement.

     11.4 Licensee shall use the Licensed Trademarks strictly in compliance with the legal requirements obtaining therein and shall use such markings in connection therewith as may be required by applicable legal provisions.
Licensee shall use and display the Licensed Trademarks only in such form and manner as are specifically approved in writing by SJ Japan. Licensee shall cause to appear such legends, markings and notices as SJ Japan may request, including, without limitation, the appropriate trademark or service mark notice, either "TM", "SM", or (R) as may be reasonably necessary in order to give appropriate notice of any trademark, service mark or other rights therein or pertaining thereto.

     11.5 Licensee shall not, during the Term or at any time thereafter, directly or indirectly, contest or aid others in contesting St. John's or SJ Japan's ownership of or rights in and to the Licensed Trademarks or the validity of said trademarks.

     11.6 In the event that Licensee learns of any infringement, act of unfair competition by third parties or imitation of the Licensed Trademarks or of any use by any person of a trademark similar to any Licensed Trademark, it shall promptly notify SJ Japan thereof. St. John, or SJ Japan upon the direction of St. John, thereupon may take such action as St. John deems advisable for the protection of St. John's and SJ Japan's respective rights in and to the Licensed Trademarks and, if requested to do so by St. John, or SJ Japan at the direction of St. John, Licensee shall cooperate with St. John and SJ Japan in all respects at St. John's sole expense, including without limitation by being a plaintiff or co-plaintiff and by causing its officers to execute pleadings and other necessary documents and to causing its officers and employees to devote appropriate time to litigation and/or disposition of all matters within the purview of this Section 9.6; it is understood that Licensee's officers and employees will not be compensated for their time and effort. In no event, however, shall

St. John or SJ Japan be required to take any action if either deems it inadvisable to do so and Licensee shall have no right to take any action with respect to the Licensed Trademarks without either St. John's or SJ Japan's prior written approval. Licensee hereby waives any right to control any action taken, including without limitation, the right to select counsel, to settle on any terms, to appeal any adverse decision rendered in any court, to discontinue any action taken, or otherwise to make any decision in respect thereto. If Licensee desires to retain its own counsel, it shall do so at its own expense. Licensee agrees that any recovery as a result of such action shall belong solely to St. John.

     11.7 In the event that any infringement suit or any claim of infringement involving the Licensed Trademarks in connection with the operation of the Stores pursuant to and in accordance with the terms of this Agreement and the CDC Distribution Agreement is instituted by a third party against Licensee, Licensee shall give immediate notice of such suit or claim to SJ Japan. Licensee hereby waives all right to control the defense of any such suit or claim, including, without limitation, the right to choose counsel and to settle and dispose of any such suit or claim, and Licensee shall offer reasonable cooperation to St. John and SJ Japan in all aspects of any such suit or claim.

     11.8 Licensee agrees that it shall not, during the Term or thereafter, register or apply to register any of the Licensed Trademarks or any trademarks or logos similar thereto anywhere in the world. Without limiting the foregoing, upon and after the expiration or termination of this Agreement, Licensee, upon St. John's or SJ Japan's request, shall execute such documents as may be necessary to further confirm St. John's and SJ Japan's rights in the Licensed Trademarks. Licensee hereby irrevocably appoints each of St. John and SJ Japan as its attorney-in-fact for the purpose of executing such documents.

     11.9 Insofar as any packaging and advertising material to be used in connection with the Stores utilizing the Licensed Trademarks is created for Licensee by a third party, Licensee shall execute such assignments of copyright as SJ Japan shall require. Notwithstanding the foregoing sentence, Licensee's existing copyrights, trademarks and other proprietary rights incorporated into such artwork shall remain the property of Licensee and shall not be assigned to SJ Japan and shall not be subject to SJ Japan's use without Licensee's prior written consent.

12.  Copyright
     ---------

     Any copyright which may be created in any materials provided by SJ Japan hereunder, including, without limitation, any sketch, design, packaging, label, tag or the like designed or approved by SJ Japan shall, as between SJ Japan and Licensee, be the property of SJ Japan. Licensee shall not, at any time, do or suffer to be done any act or thing which may adversely affect any rights of SJ Japan in such sketches, designs, packaging, labels, tags and the like, including, without limitation, disclosing such information or filing any application in Licensee's name to record any claims to copyrights in such materials, and Licensee shall do all things reasonably required by SJ Japan to preserve and protect said rights, including, without limitation, placing the copyright notice on all advertisements, displays and other materials used in connection with the Stores.


13.  Indemnity; Insurance
     --------------------

     13.1 Licensee hereby indemnifies, saves and holds St. John and SJ Japan harmless from and against any and all liabilities, losses, damages and expenses (including reasonable attorneys' fees and expenses) arising out of or resulting from: (i) any act or omission that may be committed or suffered by Licensee or any of its servants, agents or employees in connection with Licensee's performance of this Agreement, (ii) any actual or alleged infringement or violation of any patents, copyrights, trademarks or other rights, including trade secrets and rights of privacy and publicity, in connection with the operation of the Stores (other than those arising from the design or manufacture of Products or other similar matters not within the control of Licensee or from the use by Licensee of the Licensed Trademarks as otherwise permitted hereunder), (iii) Licensee's false or misleading advertising in connection with any of the Stores, (iv) any violation of any applicable law or regulation in connection with the Stores, (v) any use of any of the Licensed Trademarks in a manner not authorized by this Agreement, or (vi) any breach of this Agreement by Licensee. Licensee shall promptly notify St. John or SJ Japan of any claim which may be made against Licensee arising out of Licensee's use of the Licensed Trademarks. The provisions of this Section 11.1 and Licensee's indemnity obligations hereunder shall survive the expiration or termination of this Agreement.

     13.2 SJ Japan hereby indemnifies, saves and holds Licensee harmless from and against any and all liabilities, losses, damages and expenses (including reasonable attorneys' fees and expenses) arising out of or resulting from any infringement suit or claim of the nature specified in Section 9.7 to the extent, and only to the extent, that Licensee has complied with the provisions of
Section 9.7.

     13.3 Licensee shall procure and maintain at its own expense, in full force and effect at all times during which Stores are operated pursuant to this Agreement, with a reputable insurance carrier acceptable to SJ Japan, liability insurance of such types and amounts as are customary for similar retail stores in Tokyo and subject at all times to the approval of SJ Japan, which approval shall not be unreasonably withheld.

14.  Default and Termination
     -----------------------

     14.1 Any party hereto may terminate this Agreement at any time by giving notice in writing to the other parties, which notice shall be effective upon dispatch, should any other party hereto file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment for the benefit of creditors, or go into liquidation or receivership.

     14.2 Any party hereto may terminate this Agreement by giving notice in writing to the other parties in the event any other party hereto is in material breach of this Agreement and shall have failed to cure such breach within thirty
(30) days of receipt of written notice thereof from the first party.

     14.3 Any party hereto may terminate this Agreement upon giving notice in writing to the other parties in the event of termination of the CDC Distribution Agreement.


15.  Rights on Expiration or Termination
     -----------------------------------

     15.1 Notwithstanding any expiration or termination in accordance with Sections 2 or 12 above, each of St. John and SJ Japan shall have and hereby reserves all rights and remedies which it has, or which are granted to it by operation of law or in equity, to enjoin the unlawful or unauthorized use of the Licensed Trademarks (any of which injunctive relief may be sought in the courts, and also may be sought, prior to or in lieu of termination) and to be compensated for damages for breach of this Agreement. In addition, nothing herein shall be deemed to prevent a party from bringing an action for damages either prior to or in lieu of termination if a default in performance by the other party occurs and is not cured timely in accordance with the provisions of
Section 12 above. The parties acknowledge that Licensee's unauthorized use of the Licensed Trademarks will give rise to irreparable injury to both St. John and SJ Japan, inadequately compensable in damages. Accordingly, in addition to any other remedies which may be available to St. John or SJ Japan at law or in equity, each shall be entitled to preliminary and permanent injunctive relief against such breach or threatened breach without the necessity of proving actual damages or that monetary damages would be inadequate.

     15.2 On the expiration or termination of this Agreement, all of the rights of Licensee under this Agreement shall terminate forthwith and shall revert immediately to SJ Japan and Licensee shall discontinue forthwith all use of the Licensed Trademarks, no longer shall have the right to use the Licensed Trademarks or any variation or simulation thereof and promptly shall transfer to SJ Japan, free of charge, all registrations, filings and rights with regard to the Licensed Trademarks which it may have possessed at any time. In addition, Licensee thereupon shall deliver to SJ Japan, free of charge, all sketches and other material in its possession which were designed or approved by SJ Japan or any other materials or copies of materials obtained by Licensee from SJ Japan and all labels, tags and other material in its possession with any Licensed Trademark thereon. After the expiration or termination of this Agreement, Licensee shall not use or permit others to use any of said sketches and other material, or any variations or simulations thereof for any purpose whatsoever.

16.  Representations and Warranties
     ------------------------------

     16.1 SJ Japan represents and warrants (i) that it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder, and (ii) that to its knowledge utilization of the Licensed Trademarks pursuant to and consistent with the terms of this Agreement will not constitute an infringement of the rights of any third party. The foregoing warranty is the entire warranty of SJ Japan and SJ Japan makes no other warranty of any kind, either express or implied.

     16.2 Licensee represents and warrants that it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder.

     16.3 St. John represents and warrants that it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder.

17.  Assignability; Binding Effect
     -----------------------------

     17.1 No party shall have the right to assign or otherwise transfer its rights and obligations under this Agreement, except with the prior written consent of the other parties hereto; provided, however, St. John and SJ Japan shall each be entitled to assign any or all of its rights and obligations hereunder to any of its subsidiaries provided that it shall remain fully liable for the performance of all its obligations hereunder; provided further, that a successor in interest by merger, by operation of law, assignment, purchase or otherwise of the entire business of either St. John or SJ Japan shall acquire all rights and obligations of such party hereunder. Any prohibited assignment shall be null and void.

     17.2 Any permitted assignment shall be subject to and conditioned on the issuance of any governmental validations, authorizations, licenses or rulings then required under applicable law in connection with such assignment.

18.  Jurisdiction; Attorney's Fees
     -----------------------------

     18.1 Except as specifically provided in subsection (c) below, the sole jurisdiction and venue for any court action arising out of this Agreement shall be an appropriate federal or state court in Orange County, California, U.S.A. Each of St. John, SJ Japan and Licensee hereby irrevocably submits to the jurisdiction of any of said courts in any court action and hereby waives any claim or defense of inconvenient forum.

          (a) Each of St. John, SJ Japan and Licensee represents and warrants that it is not entitled to immunity from judicial proceedings and agrees that, should another party hereto bring any court action, it will not claim any immunity from such proceedings for itself or with respect to its property.

          (b) Notwithstanding the foregoing, the parties acknowledge and agree that St. John and SJ Japan shall each have the right, at any time, to seek injunctive relief in any court in the Territory to enjoin any unlawful or unauthorized use of the Licensed Trademarks by Licensee.

     18.2 In the event of any action for the breach of this Agreement or other cause by any party hereto, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such action.

19.  Miscellaneous
     -------------

     19.1 The validity, construction and performance of this Agreement shall be construed and interpreted in accordance with the laws of the State of California, U.S.A., without regard to principles of conflicts of laws.

     19.2 This Agreement is executed in the English language which shall be the controlling language and no translation or restatement of the terms and conditions hereof in any other language will have any effect in the interpretation or application thereof. In case of any conflict between the English version and any translated version of this Agreement, the English version shall govern.

     19.3 This Agreement along with Schedule A attached hereto, which is incorporated herein by this reference, contain the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written understandings and agreements relating thereto and no provision hereof may be waived, modified, discharged or terminated, except in a writing executed by a duly authorized officer of both parties.

     19.4 Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or any as agent of the others, and Licensee shall have no power to obligate or bind St. John or SJ Japan in any manner whatsoever.

     19.5 A failure of any party hereto to exercise any right provided for herein shall not be deemed to be a waiver of any right hereunder. No waiver by any party hereto, whether express or implied, of any provision of this Agreement, or of any breach or default thereof, shall constitute a continuing waiver of such provision or of any other provision of this Agreement. Acceptance of payments by SJ Japan shall not be deemed a waiver by SJ Japan of any violation of or default under any of the provisions of this Agreement by Licensee.

     19.6 If any provision or any portion of any provision of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

     19.7 All reports, approvals, requests, demands and notices required or permitted by this Agreement to be given to a party shall be valid and sufficient if dispatched by registered mail, postage prepaid, in any post office, or by facsimile transmission, to the addresses first above written or such other addresses or facsimile numbers as the respective parties may designate by like notice from time to time. Any notice given as herein provided shall be considered to have been received fifteen (4) days after the mailing thereof, or if by facsimile transmission, the next business day.

     19.8 This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be con strued as if those words or phrases were never included in this Agreement, and no implication or inference shall be drawn from the fact that the words or phrases were so stricken out or otherwise eliminated.

     19.9 UNDER NO CIRCUMSTANCES SHALL ST. JOHN, SJ JAPAN, OR THEIR EMPLOYEES, AFFILIATES OR AGENTS BE LIABLE FOR ANY DAMAGES, INCLUDING ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES THAT RESULT FROM LICENSEE'S USE OF OR INABILITY TO USE THE LICENSED TRADEMARKS, AND LICENSEE HEREBY WAIVES ANY CLAIMS WITH RESPECT THERETO, WHETHER BASED ON CONTRACT, TORT OR OTHER GROUNDS, EVEN IF ST. JOHN AND/OR SJ JAPAN HAVE BEEN ADVISED OF THE POSSIBILITY OF DAMAGES.

     19.10 This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. This Agreement may be executed and delivered via facsimile and such execution and delivery by facsimile shall have the same force and effect as a hand delivered executed original.


                                 * * * * * * *

     IN WITNESS WHEREOF, the parties hereto each acting under due and proper authority, have duly executed this Agreement as of the day and year first above written.



ST. JOHN CO., LTD.            COMMERCIAL DEVELOPMENT CO., LTD.

---------------------------   --------------------------------------------
By:                           By:
   ------------------------      -----------------------------------------
Its:                          Its:
    -----------------------       ----------------------------------------

ST. JOHN KNITS, INC.

---------------------------
By:
    -----------------------
Its:
     ----------------------

                                   Schedule A
                                   ----------


     Licensed Trademarks:
     -------------------

     Marie Gray(R) and Marie Gray by St. John(R), each a registered trademark of St. John Knits, Inc. under license to St. John Co., Ltd.


                                  Appendix A

                                   EXHIBIT V
                                   ---------



                           CDC DISTRIBUTION AGREEMENT
                           --------------------------



                           dated as of July ___, 1997



                                    between



                        COMMERCIAL DEVELOPMENT CO., LTD.



                                      and



                               ST. JOHN CO., LTD.

                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----

                                   ARTICLE 1
                                  DEFINITIONS......................    1

     1.1       Products............................................    1
               --------
     1.2       Stores..............................................    1
               ------
     1.3       Distributor Price...................................    1
               -----------------
     1.4       CDC Information.....................................    1
               ---------------
     1.5       SJ JAPAN Information................................    2
               --------------------

                                   ARTICLE 2
                                  APPOINTMENT......................    2
     2.1       Scope...............................................    2
               -----
     2.2       Subdistributors.....................................    2
               ---------------
     2.3       Sales Outside the Territory.........................    2
               ---------------------------

                                   ARTICLE 3
                           GENERAL OBLIGATIONS OF CDC..............    2
     3.1       Marketing...........................................    2
               ---------
     3.2       Sale or Distribution of Other Goods.................    3
               -----------------------------------
     3.3       Customer Complaints.................................    3
               -------------------
     3.4       Expenses............................................    3
               --------
     3.5       Indemnity...........................................    3
               ---------

                                   ARTICLE 4
                              ORDERS FOR PRODUCTS..................    3
     4.1       Master Purchase Orders..............................    3
               ----------------------
     4.2       Other Purchase Orders...............................    3
               ---------------------
     4.3       Terms of Purchase Orders............................    4
               ------------------------
     4.4       Acceptance of Orders................................    4
               --------------------
     4.5       Modification of Orders..............................    4
               ----------------------
     4.6       Delivery Terms......................................    4
               --------------

                                   ARTICLE 5
                              PRICES AND PAYMENT...................    4
     5.1       Prices..............................................    4
               ------
     5.2       Price Increases, Decreases..........................    5
               --------------------------
     5.3       Payment Terms.......................................    5
               -------------
     5.4       Retail Prices.......................................    6
               -------------
     5.5       Overdue Payments....................................    6
               ----------------

                                   ARTICLE 6
                            ACCEPTANCE AND WARRANTY................    6
     6.1       Acceptance of Products..............................    6
               ----------------------
     6.2       Product Warranty....................................    6
               ----------------
     6.3       Excluded Claims.....................................    7
               ---------------
     6.4       Limited Warranty....................................    7
               ----------------

                                   ARTICLE 7
                            LIMITATION OF REMEDIES.................    7
     7.1       Delay...............................................    7
               -----
     7.2       Sole Remedies.......................................    7
               -------------
     7.3       Consequential Damages...............................    7
               ---------------------

                                   ARTICLE 8
                                CONFIDENTIALITY....................    8

                                   ARTICLE 9
                                   TRADEMARKS......................    8

                                  ARTICLE 10
                                    TAXES..........................    9

                                  ARTICLE 11
                              TERM AND TERMINATION.................    9
     11.1      Term................................................    9
               ----
     11.2      Termination.........................................    9
               -----------
     11.3      Rights and Obligations on Termination...............    9
               -------------------------------------
     11.4      No Compensation.....................................   10
               ---------------
     11.5      Attorneys' Fees.....................................   10
               ---------------

                                  ARTICLE 12
                                FORCE MAJEURE......................   10
     12.1      Definition..........................................   10
               ----------
     12.2      Notice..............................................   10
               ------
     12.3      Confirmation........................................   11
               ------------
     12.4      Suspension of Performance...........................   11
               -------------------------
     12.5      Termination.........................................   11
               -----------

                                  ARTICLE 13
                          DISPUTES; INTERPRETATION.................   11
     13.1      Disputes............................................   11
               --------
     13.2      Governing Law.......................................   11
               -------------
     13.3      Governing Language..................................   12
               ------------------
     13.4      Effect of Headings..................................   12
               ------------------
     13.5      Non-Waiver..........................................   12
               ----------

                                  ARTICLE 14
                                MISCELLANEOUS......................   12
     14.1      Relationship........................................   12
               ------------
     14.2      Assignment..........................................   12
               ----------
     14.3      Notices.............................................   12
               -------
     14.4      ENTIRE AGREEMENT....................................   13
               ----------------
     14.5      Amendment...........................................   13
               ---------
     14.6      Severability........................................   13
               ------------
     14.7      Counterparts........................................   13
               ------------
     14.8      Waiver..............................................   13
               ------

                           CDC Distribution Agreement
                           --------------------------


          THIS AGREEMENT, made this ___th day of July, 1997 by and between ST. JOHN CO., LTD., a corporation duly organized and existing under the laws of Japan and having its principal place of business at Imperial Tower 9F, 1-1-1 Uchisaiwai-cho, Chiyoda-ku, Tokyo 100 Japan (hereinafter "SJ JAPAN"), and COMMERCIAL DEVELOPMENT CO., LTD., a corporation duly organized and existing under the laws of Japan and having its principal place of business at Imperial Tower 9F, 1-1-1 Uchisaiwai-cho, Chiyoda-ku, Tokyo 100 Japan (hereinafter "CDC").

          WHEREAS, SJ JAPAN markets certain products of St. John Knits, Inc. ("ST. JOHN") pursuant to that certain License and Distribution Agreement, dated as of July ___, 1997, between ST. JOHN and SJ JAPAN (the "License and Distribution Agreement"), and SJ JAPAN desires to increase the sales of such products; and

          WHEREAS, CDC desires to sell such products in its retail stores in the Hotel New Otani and the Imperial Hotel in Tokyo, Japan.

          NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter set forth, the parties agree as follows:


                                   ARTICLE 1
                                   ---------
                                  DEFINITIONS
                                  -----------

          For purposes of this Agreement, the following words, terms and phrases, where written with an initial capital letter, shall have the meanings assigned to them in this Article 1 unless the context otherwise requires:

          1.1       Products.  "Products" shall mean those products as defined
                    --------
in Section 1.3 of the License and Distribution Agreement.

          1.2       Stores.  "Stores" shall mean two retail stores operated by
                    ------
CDC, one in the Imperial Hotel, Tokyo, Japan and the other in the Hotel New Otani, Tokyo, Japan.

          1.3       Distributor Price.  "Distributor Price" shall mean SJ
                    -----------------
JAPAN's published suggested retail price for a given Product in effect at the time of acceptance by SJ JAPAN of CDC's order, less fifty-five (55%).

          1.4       CDC Information.  "CDC Information" shall mean all
                    ---------------
information, other than information in publicly-available published form or expressly designated by CDC as non-confidential, which is directly or indirectly disclosed to SJ

JAPAN, regardless of the form in which it is disclosed, relating in any way to CDC's markets, customers, products, patents, inventions, procedures, methods, designs, strategies, plans, assets, liabilities, costs, revenues, profits, organization, employees, agents, distributors or business in general.

          1.5       SJ JAPAN Information.  "SJ JAPAN Information" shall mean all
                    --------------------
information, other than information in publicly-available published form or expressly designated by SJ JAPAN as non-confidential, which is directly or indirectly disclosed to CDC or embodied in Products provided hereunder, regardless of the form in which it is disclosed, relating in any way to SJ JAPAN's markets, customers, products, patents, inventions, procedures, methods, designs, strategies, plans, assets, liabilities, costs, revenues, profits, organization, employees, agents, subdistributors or business in general.


                                   ARTICLE 2
                                   ---------
                                  APPOINTMENT
                                  -----------

          2.1       Scope.  SJ JAPAN hereby appoints CDC, and CDC hereby accepts
                    -----
appointment, as SJ JAPAN's distributor during the term of this Agreement with the non-exclusive right to sell or otherwise distribute Products solely in the Stores.

              2.2   Subdistributors.  CDC shall not appoint any subdistributors
                    ---------------
or agents with respect to the Products.

          2.3       Sales Outside the Territory.  CDC shall not sell or
                    ---------------------------
distribute Products outside the Stores without the express prior written consent of SJ JAPAN.


                                   ARTICLE 3
                                   ---------
                           GENERAL OBLIGATIONS OF CDC
                           --------------------------

              3.1   Marketing.  CDC shall have the following obligations with
                    ---------
respect to the marketing of SJ JAPAN Products:

     (a) To use its best efforts to further the promotion, marketing and sale of Products in the Stores;

     (b)      To maintain an adequate and balanced inventory of Products;

     (c) To promptly respond to all inquiries from customers, including complaints, process all orders, and effect all sales of Products;

     (d) To diligently investigate all leads with respect to potential customers referred to it by SJ JAPAN;

     (e) To permit SJ JAPAN to visit the Stores and other places of business and inspect its inventories, records, and other relevant documents, upon reasonable advance notice; and

     (f) To maintain an adequate sales force dedicated on both a full and part-time basis, as the case may be, to the sale of Products;

          3.2       Sale or Distribution of Other Goods.  From and after January
                    -----------------------------------
7, 1998, CDC shall not sell or distribute any products in the Stores other than the Products.

          3.3       Customer Complaints.  CDC agrees to cooperate with SJ JAPAN
                    -------------------
in dealing with any customer complaints concerning the Products and to take any action requested by SJ JAPAN to resolve such complaints.

          3.4       Expenses.  CDC assumes full responsibility for all costs and
                    --------
expenses which it incurs in carrying out its obligations under this Agreement, including but not limited to all rentals, salaries, commissions, advertising, demonstration, travel and accommodation expenses without the right to reimbursement for any portion thereof from SJ JAPAN.

          3.5       Indemnity.  CDC hereby indemnifies, saves and holds SJ JAPAN
                    ---------
harmless from and against any and all liabilities, losses, damages and expenses (including reasonable attorneys' fees and expenses) arising out of or resulting from: (i) any act or omission that may be committed or suffered by CDC or any of its servants, agents or employees in connection with CDC's performance of this Agreement, (ii) any violation of any applicable law or regulation in connection with the marketing, distribution, sale, advertisement or promotion of any of the Products, or (iii) any breach of this Agreement by CDC. The provisions of this
Section 3.5 and CDC's obligations hereunder shall survive the expiration or termination of this Agreement.


                                   ARTICLE 4
                                   ---------
                              ORDERS FOR PRODUCTS
                              -------------------

          4.1       Master Purchase Orders.  CDC shall submit master purchase
                    ----------------------
orders for Products to SJ JAPAN twice each calendar year, prior to the Fall Season and prior to the Spring Cruise Season. CDC shall ensure that its master purchase orders are received by SJ JAPAN no later than ninety (90) days prior to the commencement of such Fall Season or Spring Cruise Season, as the case may be.

          4.2       Other Purchase Orders.  CDC may also submit individual
                    ---------------------
purchase orders for Products to SJ JAPAN from time to time. CDC shall ensure that such individual purchase orders are received by SJ JAPAN at least sixty
(60) days prior to the delivery dates requested in the order.

          4.3 Terms of Purchase Orders.  Each purchase order submitted by CDC
              ------------------------
under Sections 4.1 and 4.2 above shall be in writing sent by mail, facsimile, telex, telegram or cable, which shall set forth the information specified below, as well as such other information as SJ JAPAN may reasonably request in the format specified by SJ JAPAN from time to time:

     (a) An identification of the Products ordered, including line name and product numbers,

     (b)      Quantity,

     (c)      Delivery schedule, identifying desired delivery dates, and

     (d)      Delivery instructions and addresses.

          4.4       Acceptance of Orders.  All purchase orders are subject to
                    --------------------
acceptance in writing by SJ JAPAN at its principal offices in Tokyo. Each such purchase order shall be deemed to be an offer by CDC to purchase the Products pursuant to the terms of this Agreement and, when accepted by SJ JAPAN as hereinabove provided, shall give rise to a contract under the terms set forth herein to the exclusion of any additional or contrary terms set forth in such purchase order. SJ JAPAN shall deliver to CDC its acceptance, if forthcoming, of any purchase order within two (2) weeks of SJ JAPAN's receipt of such purchase order.

          4.5       Modification of Orders.  No accepted purchase order shall be
                    ----------------------
modified or cancelled except upon the written agreement of both parties. CDC's purchase orders or mutually agreed change orders shall be subject to all provisions of this Agreement, whether or not the purchase order or change order so states.

          4.6       Delivery Terms.  (a)  All risk of damage to or loss or delay
                    --------------
of the Products shall pass to CDC upon delivery to a common carrier or an agent or any other person specified by CDC acting on behalf of CDC.

          (b) SJ JAPAN shall use reasonable commercial efforts to deliver accepted orders in accordance with requested delivery dates.


                                   ARTICLE 5
                                   ---------
                              PRICES AND PAYMENTS
                              -------------------

          5.1       Prices.  The prices to be paid by CDC for Products purchased
                    ------
pursuant to this Agreement shall be the Distributor Prices in effect at the time of acceptance of the relevant purchase order submitted by CDC, except as provided in Section 5.2 below. The difference between the Distributor Prices and the prices CDC sells Products to its customers shall be CDC's sole remuneration for distribution of the

Products. All Distributor Prices include packing in accordance with SJ JAPAN's standard commercial shipping practices in effect at the time of shipment. Special packing or handling shall be at the sole expense of CDC.

          5.2       Price Increases, Decreases.  SJ JAPAN may, at any time
                    --------------------------
during the term of this Agreement, increase its prices for the Products by providing CDC with at least forty-five (45) days prior written notice.
Increased prices for all Products shall not apply to purchase orders accepted prior to the effective date of the price increase unless such orders provide for delivery, and delivery is in fact made, more than one-hundred and twenty (120) days after the date of acceptance of the order. Price decreases with respect to all Products shall be effective immediately upon written notice to the CDC on all such Products not yet delivered.

              5.3   Payment Terms.  All payments hereunder shall be made
                    -------------
pursuant to the following terms and conditions:

     (a) to the extent that CDC has executed and maintains in effect a standby letter of credit in favor of SJ JAPAN for the then current Fall Season or Spring Cruise Season, as the case may be, in an amount at least equal to two-thirds (2/3) of the aggregate purchase price of SJ JAPAN's master purchase order and any individual purchase orders for such season and upon such other terms and conditions reasonably acceptable to SJ JAPAN, payments for shipments under such purchase orders shall be due net one hundred twenty (120) days from the date of shipment of the Products, or from the date of invoice for such charges as taxes, duties, interest or like special charges, payable to the bank or banks specified by SJ JAPAN in writing from time to time; and

     (b) to the extent that no such letter of credit has been maintained, shipments shall be subject to payment by CDC prior to the scheduled delivery date for the Products, either (i) in cash to the bank or banks specified by SJ JAPAN in writing from time to time, or (ii) if and only to such extent as permitted by ST. JOHN, by use of a 120-day promissory note (yakusoku tegata) or other form of security for payment acceptable to ST. JOHN in its sole discretion; it being understood that SJ JAPAN shall not deliver shipments of Products subject to this subsection (b) for which SJ JAPAN has not received either full payment or acceptable security in advance.

All letters of credits and all payments hereunder shall be in Japanese Yen or such other currency as may be mutually agreed upon. In the event of any dispute arising over any part of an invoice or the total amount due under an invoice pursuant to subsection (a) above, all undisputed amounts shall be promptly paid by CDC in accordance with this Section 5.3.

          5.4 Retail Prices.  CDC may sell Products at such prices as CDC, in
              -------------
its sole discretion, shall determine. CDC shall, however, provide SJ JAPAN with a list of its initial retail prices for the Products to be charged to its customers and shall keep SJ JAPAN fully informed by providing SJ JAPAN with any new list retail prices within ten (10) days of any change in such retail prices.

              5.5   Overdue Payments.  If and for so long as any payment from
                    ----------------
CDC to SJ JAPAN under this Agreement shall be overdue:

     (a) Interest at the rate equal to the lesser of: (i) the prime rate being charged in Tokyo by The Sakura Bank, Limited as of the close of business on the date the payment first becomes due plus one and one-half percent (1.5%), or (ii) the maximum rate permitted by applicable law; and

     (b) SJ JAPAN shall have the right, in its sole discretion, to require payment for additional shipments of Products either by cash in advance or by an irrevocable, transferrable, divisible letter of credit confirmed by a bank specified by SJ JAPAN, instead of by open account as provided above.


                                   ARTICLE 6
                                   ---------
                            ACCEPTANCE AND WARRANTY
                            -----------------------

          6.1       Acceptance of Products.  In the event of any shortage,
                    ----------------------
damage or discrepancy in or to a shipment of Products, CDC shall promptly report the same to SJ JAPAN and furnish such written evidence or other documentation as SJ JAPAN may deem appropriate. SJ JAPAN shall not be liable for any such shortage, damage or discrepancy unless SJ JAPAN has received notice and substantiating evidence thereof from CDC within thirty (30) days of arrival of the Products at CDC's shipping address. If the substantiating evidence delivered by CDC demonstrates to SJ JAPAN's satisfaction that SJ JAPAN is responsible for such shortage, damage or discrepancy, SJ JAPAN shall promptly deliver additional or substitute Products or parts of Products, as SJ JAPAN may deem sufficient, to CDC in accordance with the delivery procedures set forth herein; provided, that in no event shall SJ JAPAN be liable for any additional costs, expenses or damages incurred by CDC directly or indirectly as a result of such shortage, damage or discrepancy in or to a shipment.

          6.2       Product Warranty.  SJ JAPAN warrants for a period of forty-
                    ----------------
five (45) days after the date of delivery in accordance with Section 4.4 hereof that the Products shall be free from defects in material and workmanship. SJ JAPAN's sole obligation in the event of a breach of such warranty shall be to provide at no charge to CDC replacement Products for all defective Products. In no event shall SJ JAPAN have any responsibility or bear any liability for the cost of labor for the repair of any defective

Products. All costs of shipment of the replacement Products to CDC shall be borne by CDC. CDC shall retain all replaced Products subject to the foregoing warranty for SJ JAPAN's inspection for a period of three (3) months after their replacement. All such replaced Products shall become the property of SJ JAPAN upon their replacement and CDC shall return or destroy any such replaced Products as SJ JAPAN shall so request, provided, that SJ JAPAN shall bear any related shipping costs for the return of such Products.

          6.3       Excluded Claims.  SJ JAPAN shall have no obligation under
                    ---------------
Section 6.2 above in the event that replacement of Products shall have been necessitated in whole or in part by force majeure as defined in Section 12.1 hereof, or by the fault or negligence of CDC.

          6.4       Limited Warranty.  THE WARRANTIES SET FORTH IN THIS ARTICLE
                    ----------------
6 ARE INTENDED SOLELY FOR THE BENEFIT OF CDC. ALL CLAIMS HEREUNDER SHALL BE MADE BY CDC AND MAY NOT BE MADE BY CDC'S CUSTOMERS. THE WARRANTIES SET FORTH ABOVE ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY SJ JAPAN, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ALL OBLIGATIONS OR LIABILITIES ON THE PART OF SJ JAPAN FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE OF THE PRODUCTS.


                                   ARTICLE 7
                                   ---------
                             LIMITATION OF REMEDIES
                             ----------------------

CDC UNDERSTANDS AND AGREES AS FOLLOWS:

          7.1       Delay.  SJ JAPAN SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE
                    -----
CAUSED BY DELAY IN FURNISHING PRODUCTS AND SERVICES OR ANY OTHER PERFORMANCE UNDER OR PURSUANT TO THIS AGREEMENT.

          7.2       Sole Remedies.  THE SOLE AND EXCLUSIVE REMEDIES FOR BREACH
                    -------------
OF ANY AND ALL WARRANTIES AND THE SOLE REMEDIES FOR SJ JAPAN's LIABILITY OF ANY KIND (INCLUDING LIABILITY FOR NEGLIGENCE) WITH RESPECT TO THE PRODUCTS AND SERVICES COVERED BY THIS AGREEMENT AND ALL OTHER PERFORMANCE BY SJ JAPAN UNDER OR PURSUANT TO THIS AGREEMENT SHALL BE LIMITED TO THE REMEDIES PROVIDED IN
SECTION 6.2, PRODUCT WARRANTY.

          7.3       Consequential Damages.  IN NO EVENT SHALL SJ JAPAN's
                    ---------------------
LIABILITY OF ANY KIND INCLUDE ANY SPECIAL, INDIRECT,

INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, EVEN IF SJ JAPAN SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE.


                                   ARTICLE 8
                                   ---------
                                CONFIDENTIALITY
                                ---------------

          CDC acknowledges and agrees that all SJ JAPAN Information is confidential and proprietary to SJ JAPAN. CDC agrees not to use any of such SJ JAPAN Information during the term of this Agreement and for a period of five (5) years thereafter for any purpose other than as permitted or required for performance by CDC hereunder. CDC further agrees not to disclose or provide any of such SJ JAPAN Information to any third party and to take all necessary measures to prevent any such disclosure by its employees, agents, contractors or consultants during the term hereof and for a period of five (5) years thereafter. Nothing herein shall prevent CDC from using, disclosing or authorizing the disclosure of any SJ JAPAN Information which (i) is, or hereafter becomes, through no fault of CDC, part of the public domain, (ii) is disclosed orally and is not identified as confidential information either at the time of disclosure or by written notice sent to CDC within ten (10) business days after disclosure thereof, or (iii) is required to be disclosed by any governmental authority or otherwise under applicable law.

          SJ JAPAN acknowledges and agrees that all CDC Information is confidential and proprietary to CDC. SJ JAPAN agrees not to use any of such CDC Information during the term of this Agreement for any purpose other than as permitted or required for performance by SJ JAPAN hereunder. SJ JAPAN further agrees not to disclose or provide any of such CDC Information to any third party and to take all necessary measures to prevent any such disclosure by its employees, agents, contractors or consultants during the term hereof. Nothing herein shall prevent SJ JAPAN from using, disclosing or authorizing the disclosure of any CDC Information which (i) is, or hereafter becomes, through no fault of SJ JAPAN, part of the public domain, (ii) is disclosed orally and is not identified as confidential information either at the time of disclosure or by written notice sent to SJ JAPAN within ten (10) business days after disclosure thereof, or (iii) is required to be disclosed by any governmental authority or otherwise under applicable law.


                                   ARTICLE 9
                                   ---------
                                   TRADEMARKS
                                   ----------

          SJ JAPAN has granted to CDC a right and license to use the trademarks specified in the CDC License Agreement, and the nature and terms of such right and license shall be as set forth in the CDC License Agreement.

                                  ARTICLE 10
                                  ----------
                                     TAXES
                                     -----

          All payments to be made by CDC to SJ JAPAN pursuant to this Agreement represent net amounts SJ JAPAN is entitled to receive, shall not be subject to any deductions for any reason whatsoever, and are net of taxes. In the event any of said payments become subject to taxes (including without limitation, sales, value-added and similar taxes), duties, assessments or fees of whatever kind or nature, said payments shall be increased to such an extent as to allow SJ JAPAN to receive the net amounts due under this Agreement.


                                   ARTICLE 11
                                   ----------
                              TERM AND TERMINATION
                              --------------------

          11.1      Term.  The term ("Term") of this Agreement shall run from
                    ----
the effective date hereof and terminate upon the termination of the License and Distribution Agreement, including any renewal thereof, unless this Agreement is sooner terminated pursuant to the provisions of Section 11.2 hereof.

          11.2      Termination.  Notwithstanding the provisions of Section 11.1
                    -----------
above, this Agreement may be terminated in accordance with the following provisions:

     (a) Either party hereto may terminate this Agreement at any time by giving notice in writing to the other party, which notice shall be effective upon dispatch, should the other party file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment for the benefit of creditors, or go into liquidation or receivership.

     (b) Either party may terminate this Agreement by giving notice in writing to the other party should an event of Force Majeure continue for more than ninety (90) days as provided in Section
              12.5 below.

     (c) Either party may terminate this Agreement by giving notice in writing to the other party in the event the other party is in material breach of this Agreement and shall have failed to cure such breach within thirty (30) days of receipt of written notice thereof from the first party.

     (d) Either party may terminate this Agreement upon giving notice in writing to the other party in the event of early termination of the CDC License Agreement.

          11.3  Rights and Obligations on Termination.  In the event of
                -------------------------------------
expiration or termination of this Agreement for any reason, the parties shall have the following rights and obligations;

     (a) Termination of this Agreement shall not release either party from the obligation to make payment of all amounts then or thereafter due and payable;

     (b) SJ JAPAN shall have the right, at its option, to (i) cancel any or all accepted purchase orders which provide for delivery after the effective date of termination, and/or (ii) repurchase all or any part of CDC's inventory of Products in CDC's possession as of the termination date at SJ JAPAN's invoiced price to CDC for such products, less depreciation calculated on a thirty-six (36) month, straight-line basis and less any appropriate amount for excessive wear and tear, plus freight to the original Free Carrier shipping point. SJ JAPAN shall exercise its option under this subsection by notifying CDC in writing no later than thirty (30) days after the effective termination date.

     (c) CDC's obligations pursuant to Article 8 shall survive termination of this Agreement.

          11.4      No Compensation.  In the event either party terminates this
                    ---------------
Agreement for any reason in accordance with the terms hereof, the parties hereby agree that, subject to the provisions of Section 11.3(a) hereof and without prejudice to any other remedies which either party may have in respect of any breach of this Agreement, neither party shall be entitled to any compensation or like payment from the other as a result of such termination.

          11.5      Attorneys' Fees.  In the event of any action for the breach
                    ---------------
of this Agreement or other cause by any party hereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses incurred in such action.


                                   ARTICLE 12
                                   ----------
                                 FORCE MAJEURE
                                 -------------

          12.1      Definition.  Force Majeure shall mean any event or
                    ----------
condition, not existing as of the date of signature of this Agreement, not reasonably foreseeable as of such date and not reasonably within the control of either party, which prevents in whole or in material part the performance by one of the parties of its obligations hereunder or which renders the performance of such obligations so difficult or costly as to make such performance commercially unreasonable. Without limiting the foregoing, the following shall constitute events or conditions of Force Majeure: acts of

State or governmental action, riots, disturbance, war, strikes, lockouts, slowdowns, prolonged shortage of energy suppliers, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning and explosion.

          12.2      Notice.  Upon giving notice to the other party, a party
                    ------
affected by an event of Force Majeure shall be released without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder, but only to the extent and only for the period that its performance of such obligations is prevented by the event of Force Majeure. Such notice shall include a description of the nature of the event of Force Majeure, and its cause and possible consequences. The party claiming Force Majeure shall promptly notify the other party of the termination of such event.

          12.3      Confirmation.  The party invoking Force Majeure shall
                    ------------
provide to the other party confirmation of the existence of the circumstances constituting Force Majeure. Such evidence may consist of a statement or certificate of an appropriate governmental department or agency where available, or a statement describing in detail the facts claimed to constitute Force Majeure.

          12.4      Suspension of Performance.  During the period that the
                    -------------------------
performance by one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.

          12.5      Termination.  Should the period of Force Majeure continue
                    -----------
for more than ninety (90) consecutive days, either party may terminate this Agreement without liability to the other party, except for payments due to such date, upon giving written notice to the other party.


                                   ARTICLE 13
                                   ----------
                            DISPUTES; INTERPRETATION
                            ------------------------

          13.1      Disputes.  The sole jurisdiction and venue for any court
                    --------
action arising out of this Agreement shall be an appropriate federal or state court in Orange County, California, U.S.A. Each of SJ JAPAN and CDC hereby irrevocably submits to the jurisdiction of any of said courts in any court action and hereby waives any claim or defense of inconvenient forum. Each of SJ JAPAN and CDC represents and warrants that it is not entitled to immunity from judicial proceedings and agrees that, should the other bring any court action, it will not claim any immunity from such proceedings for itself or with respect to its property.

     In the event of any action for the breach of this Agreement or other cause by any Party, the prevailing Party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such action.

          13.2  Governing Law.  The validity, construction and performance of
                -------------
this Agreement shall be governed by and interpreted in accordance with the laws of the State of California, U.S.A., excluding its choice of law provisions.

          13.3      Governing Language.  This Agreement is executed in the
                    ------------------
English language which shall be the controlling language and no translation or restatement of the terms and conditions hereof in any other language will have any effect in the interpretation or application thereof.

          13.4      Effect of Headings.  The headings to Sections of this
                    ------------------
Agreement, excepting those in Section 1 hereof, are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

          13.5      Non-Waiver.  The waiver, express or implied, by any of the
                    ----------
parties hereto of any right hereunder or of any failure to perform or breach hereof by the other party shall not constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof by such other party(s), whether of a similar or dissimilar nature thereto. Acceptance of payments by SJ JAPAN shall not be deemed a waiver by SJ JAPAN of any violation of or default under any of the provisions of this Agreement by CDC.


                                   ARTICLE 14
                                   ----------
                                 MISCELLANEOUS
                                 -------------

          14.1      Relationship.  This Agreement does not make either party the
                    ------------
employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement each party shall be acting as an independent contractor.

          14.2      Assignment.  (a)  Neither party shall have the right to
                    ----------
assign or otherwise transfer its rights and obligations under this Agreement except with the prior written consent of the other party; provided, however, SJ JAPAN shall be entitled to assign any or all of its rights and obligations hereunder to any affiliate of SJ JAPAN, provided that SJ JAPAN shall remain fully liable for the performance of all its obligations hereunder; provided further, that a successor in interest by merger, by operation of law, assignment, purchase or otherwise of the entire business of either party shall acquire all rights and obligations of such party hereunder. Any prohibited assignment shall be null and void.

          (b) Any permitted assignment shall be subject to and conditioned on the issuance of any governmental validations, authorizations, licenses or rulings then required under applicable law in connection with such assignment.

          14.3  Notices.  Notices permitted or required to be given hereunder
                -------
shall be deemed sufficient if dispatched by registered mail, postage prepaid, in any post office, by facsimile transmission, or by personal delivery to the addresses first above written or such other addresses or facsimile numbers as the respective parties may designate by like notice from time to time. Any notice given as herein provided shall be considered to have been received immediately upon personal delivery thereof, four (4) days after the mailing thereof, or if by facsimile transmission the next business day.

          14.4      ENTIRE AGREEMENT.  THIS AGREEMENT CONSTITUTES THE ENTIRE
                    ----------------
AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND SUPERSEDES ALL PREVIOUS DISTRIBUTORSHIP AGREEMENTS BY AND BETWEEN SJ JAPAN AND CDC AS WELL AS ALL PROPOSALS, ORAL OR WRITTEN, AND ALL NEGOTIATIONS, CONVERSATIONS OR DISCUSSIONS HERETOFORE HAD BETWEEN THE PARTIES RELATED TO THIS AGREEMENT. CDC ACKNOWLEDGES THAT IT HAS NOT BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY ANY REPRESENTATIONS OR STATEMENTS, ORAL OR WRITTEN, NOT EXPRESSLY CONTAINED HEREIN.

          14.5      Amendment.  This Agreement shall not be deemed or construed
                    ---------
to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by written amendment signed by the parties hereto.

          14.6      Severability.  In the event that any of the terms of this
                    ------------
Agreement are in conflict with any rule of law or statutory provision or are otherwise unenforceable under the laws or regulations of any government or subdivision thereof, such terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other terms of this Agreement and this Agreement shall continue in force, unless the invalidity or unenforceability of any such provisions hereof does substantial violence to, or where the invalid or unenforceable provisions comprise an integral part of, or are otherwise inseparable from, the remainder of this Agreement.

          14.7      Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. This Agreement may be executed and delivered via facsimile and such execution and delivery by facsimile shall have the same force and effect as a hand delivered executed original.

          14.8      Waiver.  No failure by either party to take any action or
                    ------
assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.


                                 * * * * * * *

              IN WITNESS WHEREOF, The parties have caused this Agreement to be executed on the date first above written.



COMMERCIAL DEVELOPMENT CO., LTD.    ST. JOHN CO., LTD.


By:________________________              By:________________________
Name:                                    Name:
Title:                                   Title:



Acknowledged and approved:

ST. JOHN KNITS, INC.


By:________________________
Name:
Title: